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                            ASSET PURCHASE AGREEMENT


                                  by and among


                            SEACOR HOLDINGS, INC. AND

                           CERTAIN OF ITS SUBSIDIARIES

                                       and

                          SMIT INTERNATIONALE N.V. AND

                           CERTAIN OF ITS SUBSIDIARIES


                          Dated as of December 19, 1996




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                                TABLE OF CONTENTS
                                                                       Page
                                                                       ----

                                   ARTICLE 1.
                                   DEFINITIONS

          Section 1.1.    Definitions  . . . . . . . . . . . . . . . . .  1

                                   ARTICLE 2.
                                   THE CLOSING

          Section 2.1.    Closing  . . . . . . . . . . . . . . . . . .   11

                                   ARTICLE 3.
                     SALE OF ASSETS; PURCHASE PRICE; PAYMENT

          Section 3.1.    Sale of Assets   . . . . . . . . . . . . . .   13
          Section 3.2.    Excluded Assets  . . . . . . . . . . . . . .   13
          Section 3.3.    Assumed Liabilities and Retained
                          Liabilities  . . . . . . . . . . . . . . . .   14
          Section 3.4.    Purchase Price   . . . . . . . . . . . . . .   16
          Section 3.5.    Allocation of Purchase Price   . . . . . . .   17
          Section 3.6.    Post-Closing Adjustment  . . . . . . . . . .   17
          Section 3.7.    Additional Purchase Price  . . . . . . . . .   19
          Section 3.8.    Investment and Registration Rights
                          Agreement; Restrictive Endorsement   . . . .   24

                                   ARTICLE 4.
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          Section 4.1.    Organization   . . . . . . . . . . . . . . .   25
          Section 4.2.    JV Companies   . . . . . . . . . . . . . . .   25
          Section 4.3.    Authority; Enforceable Agreement   . . . . .   25
          Section 4.4.    No Conflicts or Consents   . . . . . . . . .   26
          Section 4.5.    Corporate Documents  . . . . . . . . . . . .   26
          Section 4.6.    Financial Statements; Liabilities  . . . . .   27
          Section 4.7.    [RESERVED]   . . . . . . . . . . . . . . . .   28
          Section 4.8.    Absence of Certain Changes or Events   . . .   28
          Section 4.9.    Contracts  . . . . . . . . . . . . . . . . .   29
          Section 4.10.   Properties and Leases Other than Vessels   .   30
          Section 4.11.   Condition of Assets Other than Vessels   . .   31
          Section 4.12.   Vessels  . . . . . . . . . . . . . . . . . .   32
          Section 4.13.   Suppliers and Customers  . . . . . . . . . .   34
          Section 4.14.   Tax Matters  . . . . . . . . . . . . . . . .   34
          Section 4.15.   Litigation   . . . . . . . . . . . . . . . .   35
          Section 4.16.   Insurance  . . . . . . . . . . . . . . . . .   35
          Section 4.17.   Environmental Compliance   . . . . . . . . .   36
          Section 4.18.   Compliance With Law; Permits   . . . . . . .   37
          Section 4.19.   Interests in Clients, Suppliers, Etc.  . . .   37



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     Section 4.20.Transactions With Related Parties 38
          Section 4.21.   Broker's and Finder's Fee  . . . . . . . . .   38

                                   ARTICLE 5.
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          Section 5.1.    Organization   . . . . . . . . . . . . . . .   38
          Section 5.2.    Capitalization   . . . . . . . . . . . . . .   39
          Section 5.3.    Authority; Enforceable Agreements  . . . . .   39
          Section 5.4.    No Conflicts or Consents   . . . . . . . . .   40
          Section 5.5.    Indenture; Enforceability; No Conflicts or
               Consents. . . . . . . . . . . . . . . . . . . . . . . .   40
          Section 5.6.    Corporate Documents  . . . . . . . . . . . .   41
          Section 5.7.    SEC Documents; Financial Statements;
                          Liabilities  . . . . . . . . . . . . . . . .   41
          Section 5.8.    Absence of Certain Changes or Events   . . .   42
          Section 5.9.    Contracts  . . . . . . . . . . . . . . . . .   42
          Section 5.10.   Litigation   . . . . . . . . . . . . . . . .   43
          Section 5.11.   Legality, etc. of SEACOR Securities  . . . .   43
          Section 5.12.   Broker's and Finder's Fee  . . . . . . . . .   44

                                   ARTICLE 6.
                              DELIVERIES AT CLOSING

          Section 6.1.    Deliveries by the Sellers  . . . . . . . . .   44
          Section 6.2.    Deliveries by the Purchasers   . . . . . . .   45
          Section 6.3.    Certain Closing Matters  . . . . . . . . . .   46

                                   ARTICLE 7.
                       INDEMNIFICATION AND RELATED MATTERS

          Section 7.1.    Indemnification  . . . . . . . . . . . . . .   47
          Section 7.2.    Procedures for Indemnification   . . . . . .   48
          Section 7.3.    Certain Limitations on Remedies  . . . . . .   49
          Section 7.4.    Exclusivity  . . . . . . . . . . . . . . . .   51
          Section 7.5.    Survival   . . . . . . . . . . . . . . . . .   50
          Section 7.6.    Confidentiality  . . . . . . . . . . . . . .   51
          Section 8.1.    Non-Competition.   . . . . . . . . . . . . .   52
          Section 8.2.    Nomination of SMIT's Board Designee.   . . .   53
          Section 8.3.    SEACOR Form 8-K Information.   . . . . . . .   54
          Section 8.4.    Offers of Employment   . . . . . . . . . . .   54
          Section 8.5.    Certain Assignments.   . . . . . . . . . . .   54
          Section 8.6.    Certain Guarantees.  . . . . . . . . . . . .   55
          Section 8.7.    Limitation on Representations.   . . . . . .   55
          Section 8.8.    Further Assurances by the Sellers  . . . . .   55

                                   ARTICLE 9.
                            REGULATION S UNDERTAKINGS




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                                                                       Page
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          Section 9.1.    Compliance with United States Securities
                          Laws   . . . . . . . . . . . . . . . . . . .   56
          Section 9.2.    Status of Seller   . . . . . . . . . . . . .   56
          Section 9.3.    Restrictions on Resale   . . . . . . . . . .   57
          Section 9.4.    Sales by Sellers in the United States  . . .   58
          Section 9.5.    Prohibition of Certain Trading Transactions    58

                                   ARTICLE 10.
                                  MISCELLANEOUS

          Section 10.1.   Notices  . . . . . . . . . . . . . . . . . .   58
          Section 10.2.   Governing Law  . . . . . . . . . . . . . . .   59
          Section 10.3.   Counterparts   . . . . . . . . . . . . . . .   59
          Section 10.4.   Interpretation   . . . . . . . . . . . . . .   60
          Section 10.5.   Entire Agreement; Severability   . . . . . .   60
          Section 10.6.   Amendment and Modification   . . . . . . . .   60
          Section 10.7.   Extension; Waiver  . . . . . . . . . . . . .   60
          Section 10.8.   Binding Effect; Benefits   . . . . . . . . .   60
          Section 10.9.   Assignability  . . . . . . . . . . . . . . .   61
          Section 10.10.  Expenses   . . . . . . . . . . . . . . . . .   61
          Section 10.11.  Gender and Certain Definitions   . . . . . .   61


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                             EXHIBITS AND SCHEDULES

                                    EXHIBITS

     Exhibit A . . . . . . . . . . .    SEACOR Subsidiaries
     Exhibit B . . . . . . . . . . .    SMIT Subsidiaries
     Exhibit C . . . . . . . . . . .    Sellers' Knowledge
     Exhibit D . . . . . . . . . . .    Additional Purchase Price Note
     Exhibit D-1 . . . . . . . . . .    SEACOR Guaranty
     Exhibit E . . . . . . . . . . .    Investment and Registration Rights
                                        Agreement
     Exhibit F . . . . . . . . . . .    Assignment and Assumption Agreement
     Exhibit G-1 . . . . . . . . . .    Management Services Agreement
     Exhibit G-2 . . . . . . . . . .    Management Services Agreement
     Exhibit H . . . . . . . . . . .    Salvage and Maritime Contracting
                                        Agreement
     Exhibit I . . . . . . . . . . .    License Agreement
     Exhibit J . . . . . . . . . . .    Bareboat Charter Agreement
     Exhibit K . . . . . . . . . . .    Joint Venture Agreement



                                  SCHEDULES 1

     Schedule 3.1  . . . . . . . . .    Acquired Assets
     Schedule 3.1(a) . . . . . . . .    Owned Vessels
     Schedule 3.1(a)-1 . . . . . . .    Extra Spares
     Schedule 3.1(b) . . . . . . . .    JV Companies
     Schedule 3.1(e) . . . . . . . .    Assigned Contracts
     Schedule 3.3(a) . . . . . . . .    Certain Assumed Liabilities
     Schedule 3.5  . . . . . . . . .    Allocation of Purchase Price
     Schedule 3.8(c) . . . . . . . .    Agreed Values
     Schedule 4.2(a) . . . . . . . .    Interests in JV Companies
     Schedule 4.4(a) . . . . . . . .    Certain Conflicts
     Schedule 4.4(b) . . . . . . . .    Consents/Approval Required
     Schedule 4.5(a) . . . . . . . .    Registered Seats
     Schedule 4.5(b) . . . . . . . .    JV Agreements
     Schedule 4.6  . . . . . . . . .    JV Financial Statements
     Schedule 4.8  . . . . . . . . .    Certain Changes
     Schedule 4.9(a) . . . . . . . .    Certain Contracts
     Schedule 4.9(b) . . . . . . . .    Material Contracts
     Schedule 4.10(a)  . . . . . . .    Defects in Title
     Schedule 4.12(a)  . . . . . . .    Vessels and Liens on Vessels
     Schedule 4.12(b)  . . . . . . .    JV Vessels and Liens on JV




          .1 All the above Schedules relate to the SMIT Group unless otherwise indicated.

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     Schedule 4.12(e)  . . . . . . .    Certain Defects of Vessel Assets
                                        and JV Charters
     Schedule 4.12(f)  . . . . . . .    Excluded Offshore Vessels
     Schedule 4.12(h)  . . . . . . .    Certain Charters
     Schedule 4.13 . . . . . . . . .    Suppliers and Customers
     Schedule 4.14(c)  . . . . . . .    Material Tax Elections
     Schedule 4.15 . . . . . . . . .    Litigation
     Schedule 4.16(a)  . . . . . . .    Insurance Policies
     Schedule 4.17(a)  . . . . . . .    Noncompliance with Environmental
                                        Laws
     Schedule 4.17(b)  . . . . . . .    Environmental Administrative or
                                        Judicial Proceedings
     Schedule 4.19 . . . . . . . . .    Officers'/Directors' Relationships
                                        with Competitors/Customers of the
                                        SMIT Group
     Schedule 4.20(a)  . . . . . . .    Interested Officers'/Directors'
                                        Transactions
     Schedule 4.20(b)  . . . . . . .    Claims of Certain Officers and
                                        Directors
     Schedule 5.8  . . . . . . . . .    Certain Changes/Events of the
                                        SEACOR Affiliated Group
     Schedule 5.9  . . . . . . . . .    Material Contracts of SEACOR
     Schedule 5.10 . . . . . . . . .    Litigation Involving SEACOR
     Schedule 8.4  . . . . . . . . .    SEACOR Offers of Employment

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                            ASSET PURCHASE AGREEMENT


          ASSET PURCHASE AGREEMENT, dated as of December 19, 1996, by and among SEACOR Holdings, Inc., a Delaware corporation ("SEACOR"), the subsidiaries of SEACOR listed on Exhibit A hereto (collectively, the "SEACOR Subsidiaries" and, together with SEACOR, the "Purchasers"), SMIT Internationale N.V., a corporation organized under the laws of The Netherlands ("SMIT"), and the subsidiaries of SMIT listed on Exhibit B hereto (collectively, the "SMIT Subsidiaries" and, together with SMIT, the "Sellers").


                              W I T N E S S E T H:
                              -------------------
          WHEREAS, the Sellers desire to sell to the Purchasers, and the Purchasers desire to purchase from the Sellers, certain offshore vessels, related assets and interests in joint ventures, in each case upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties, intending to be legally bound, agree as follows:


                                   ARTICLE 1.
                                   DEFINITIONS

          Section 1.1.  Definitions.  As used in this Agreement, the
                        -----------
     following terms when capitalized have the meanings indicated:

          "Acquired Assets" shall have the meaning ascribed to such term in
     Section 3.1.

          "Additional Purchase Price" shall have the meaning ascribed to such term in Section 3.4(c).

          "Additional Purchase Price Information" shall have the meaning ascribed to such term in Section 3.7(e)(iii).

          "Additional Purchase Price Note" shall have the meaning ascribed to such term in Section 3.7(e)(ii).

          "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this

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     definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the ownership of 50% of the voting securities
     --------  -------
     of any Person does not, in and of itself, constitute control.

          "Agreed Rate" shall have the meaning ascribed to such term in
     Section 3.7(e)(ii).

          "Agreement" shall mean this Asset Purchase Agreement, including the Schedules and Exhibits hereto, all as amended or otherwise modified from time to time.

          "Applicable Percentage" shall have the meaning ascribed to such term in Section 3.7(g).

          "Assigned Contracts" shall have the meaning ascribed to such term in Section 3.1(e).

          "Assignment and Assumption Agreement" shall have the meaning ascribed to such term in Section 6.1(c).

          "Assumed Liabilities" shall have the meaning ascribed to such term in Section 3.3.

          "Average SMIT EBITDA" shall have the meaning ascribed to such term in Section 3.7(d).

          "Bareboat Charter Agreement" shall have the meaning ascribed to such term in Section 6.1(i).



          "Business" shall mean the business of owning or operating the Acquired Assets in connection with Offshore Vessel Services.

          "Business Day" shall mean a day other than a Saturday, a Sunday or a day on which national banks in the United States or The
     Netherlands or the NYSE is closed.

          "Chilean Closing" shall have the meaning ascribed to such term in
     Section 6.3(c).

          "Chilean Closing Date" shall mean the first Business Day in 1997 on which commercial banks in Chile are open for business.

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          "Closing" shall have the meaning ascribed to such term in Section
     2.1(a).

          "Closing Balance Sheet" shall have the meaning ascribed to such term in Section 3.6(a).

          "Closing Balance Sheet Arbitrator" shall have the meaning ascribed to such term in Section 3.6(b).

          "Closing Date" shall mean the date of this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Contract" means any contract, charter, agreement, lease, indenture, note, bond, instrument, lien, conditional sales contract, mortgage, license, franchise, insurance policy, commitment or other binding understanding or arrangement, whether written or oral.

          "Environmental Claim" means any accusation, allegation, notice of violation, action, claim, environmental Lien, demand, abatement or other order or direction (conditional or otherwise) by any governmental authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a release (including, without limitation, sudden or non-sudden accidental or non-accidental releases) of, or exposure to, any Hazardous Substances, odor or audible noise in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by the Seller or any activities or operations thereof; (ii) the transportation, storage, treatment or disposal of Hazardous Substances on-site or off-site in connection with any property owned, operated or leased by the Seller or its operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Law, order or Environmental Permit of or from any governmental authority relating to environmental matters connected with any property owned, leased or operated by the Seller.

          "Environmental Laws" means all federal, state, local and foreign laws, common law duties, ordinances, codes, regulations and other legally binding obligations relating to pollution, the protection of the environment, human health and safety or natural


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     resources, including, without limitation, all such laws governing the operation of the businesses of any of the Sellers or JV Companies, each Owned Vessel, the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Substances or wastes and all such laws imposing record-keeping, maintenance, testing, inspection, notification and reporting requirements with respect to Hazardous Substances.

          "Environmental Permits" shall have the meaning ascribed to such term in Section 4.17(a).

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Agent" shall mean Den Norske Bank ASA, a Norwegian bank acting through its New York branch as escrow agent.

          "Escrow Agreement" shall have the meaning ascribed to such term in Section 2.1(e).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Excluded Assets" shall have the meaning ascribed to such term in
     Section 3.2.

          "Final Net Non-Vessel Asset Amount" shall have the meaning ascribed to such term in Section 3.6(b).

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Gain Amount" shall have the meaning ascribed to such term in
     Section 3.7(g).

          "Hazardous Substances" means any and all wastes, materials or substances defined, regulated or classified as "hazardous substances," "hazardous wastes," "hazardous constituents" or words of similar meaning under applicable Environmental Laws.


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          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements
     Act of 1976, as amended.

          "HSR Reports" shall mean the premerger notification and report form filed under the HSR Act.

          "Indemnified Party" shall have the meaning ascribed to such term in Section 7.2.

          "Indemnifying Party" shall have the meaning ascribed to such term in Section 7.2.

          "Indenture" shall mean that certain indenture, dated as of November 1, 1996, between SEACOR and First Trust National Association, as trustee.

          "Initial Purchase Price" shall have the meaning ascribed to such term in Section 3.4(b).

          "IRS" shall mean the Internal Revenue Service of the United
     States.

          "Joint Venture Agreement" shall have the meaning ascribed to such term in Section 6.1(j).

          "JV Balance Sheets" shall have the meaning ascribed to such term in Section 4.6(a).

          "JV Company" shall have the meaning ascribed to such term in
     Section 3.1(b).

          "JV Financial Statements" shall have the meaning ascribed to such term in Section 4.6(a).

          "JV Vessel" shall mean a vessel owned by a JV Company, together with all spare parts belonging to such vessel and all related stores, supplies, fuel and lubes (whether on board or ashore).

          "License Agreement" shall have the meaning ascribed to such term in Section 6.1(g).

          "Liens" shall mean pledges, liens, encumbrances, rights in rem, leases, licenses, equities, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.

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          "Losses" shall have the meaning ascribed to such term in Section
     7.1(a).

          "Malaysian Purchase" shall mean the acquisition of the vessels that are owned by Smit-Lloyd (Malaysia) Sdn. Bhd. on the Closing Date by a Person in which SEACOR or one or more of its Subsidiaries owns an equity interest.

          "Management Services Agreements" shall have the meaning ascribed to such term in Section 6.1(e).

          "Material Adverse Effect" shall mean, with respect to any Person or enterprise, a material adverse effect on the financial condition, results of operations, business or prospects of such Person or enterprise.

          "Maximum Additional Purchase Price" shall mean U.S. $42,640,000; provided, however, that from and after the consummation of the
     --------  -------
     Malaysian Purchase, the "Maximum Additional Purchase Price" shall be equal to $47,210,000.



          "Net Non-Vessel Asset Amount" shall mean, with respect to any JV Company, the difference between the Non-Vessel Assets of such JV Company on a consolidated basis at December 31, 1996 and the Total Liabilities of such JV Company on a consolidated basis at December 31, 1996; provided, however, that the Net Non-Vessel Asset Amount for each
           --------  -------
     JV Company shall be reduced by an amount equal to the product of (i) the net income of such JV Company on a consolidated basis for calendar year 1996 and (ii) a fraction, the numerator of which is 13 (the number of days from and including the Closing Date through and including December 31, 1996) and the denominator of which is 365.

          "Non-Vessel Assets" shall mean, with respect to any Person at December 31, 1996, the total consolidated assets of such Person and its Subsidiaries at such date, determined in conformity with applicable accounting principles and standards applied consistently with the past practices of such Person, other than (i) Vessel Assets,
     (ii) any proceeds from the sale or other disposition of Vessel Assets,
     (iii) any proceeds resulting from the total loss or constructive total loss of any Vessel Assets, including any amounts recoverable from insurance or other sources, (iv) any intangible assets, (v) the amount of any accounts receivable that remain outstanding on the date on which Final Net Non-Vessel Asset Amount with respect to such Person is determined pursuant to Section 3.6(b), (vi) in the case of any JV


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     Company, an amount equal to the withholding Taxes that would be payable under the laws under which the JV Company is organized or operates if the percentage equity interest therein being transferred hereunder of the retained earnings reflected on the Closing Date Balance Sheet of such JV Company as of December 31, 1996 (subject to adjustment based upon the resolution of any disputed items in accordance with Section 3.6) were distributed to the Purchaser thereof on the Closing Date or Chilean Closing Date, as applicable; and (vii) any asset consisting of an equity interest in another Person (other than a wholly-owned Subsidiary).

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "Offshore Vessels" shall have the meaning ascribed to such term in Section 8.1(b).

          "Offshore Vessel Services" shall have the meaning ascribed to such term in Section 8.1(a).

          "Owned Vessels" shall have the meaning ascribed to such term in
     Section 3.1(a).

          "Permitted Liens" shall mean any mechanic's, worker's, materialmen's, maritime or other liens arising as a matter of law in the ordinary course of business consistent with past practice.

          "Person" shall mean an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

          "Pre-Closing Periods" shall mean all tax periods ending on or before the Closing Date and, with respect to any tax period that includes but does not end on the Closing Date, the portion of such period that ends on and includes the Closing Date.

          "Purchase Price" shall have the meaning ascribed to such term in
     Section 3.4(a).

          "Purchasers" shall mean, collectively, SEACOR and the SEACOR Subsidiaries.

          "Registration Rights Agreement" shall have the meaning ascribed to such term in Section 3.8(a).


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          "Regulation S" shall mean Rules 901 through 904 under the
     Securities Act.

          "Restricted Period" shall have the meaning ascribed to such term in Section 9.3(b).

          "Retained Liabilities" shall have the meaning ascribed to such term in Section 3.3.

          "Returns" shall mean all returns, reports, estimates, declarations, information return, statement or other similar documents relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Salvage and Maritime Contracting Agreement" shall have the meaning ascribed to such term in Section 6.1(j).

          "SEACOR Affiliated Group" shall mean SEACOR and the direct and indirect subsidiaries of SEACOR.

          "SEACOR Audited Financial Statements" shall mean the audited consolidated balance sheets, and the related consolidated statements of earnings, stockholders' equity and cash flows, and the related notes thereto, of SEACOR and its Subsidiaries as of and for the years ended December 31, 1994 and 1995.

          "SEACOR Common Stock" shall mean shares of common stock, $.01 par value per share, of SEACOR.

          "SEACOR Convertible Note" shall mean a 5-3/8% Convertible Subordinated Note due November 15, 2006 of SEACOR in the principal amount of U.S. $15,250,000 (Fifteen Million Two Hundred Fifty Thousand) or two or more of such notes that are issued in denominations which equal such principal amount in the aggregate, issued pursuant to the Indenture.

          "SEACOR Guaranty" shall have the meaning ascribed to such term in
     Section 3.7(e)(ii).

          "SEACOR Financial Statements" shall mean the SEACOR Audited Financial Statements and the SEACOR Interim Financial Statements.

          "SEACOR Interim Financial Statements" shall mean the unaudited consolidated balance sheet, and the related consolidated unaudited statements of earnings and cash flows, of SEACOR and its Subsidiaries as of and for the nine- month period ended September 30, 1996.

          "SEACOR Latest Balance Sheet" shall mean the consolidated balance sheet included in the SEACOR Interim Financial Statements.

          "SEACOR Material Contract" shall have the meaning ascribed to such term in Section 5.8.

          "SEACOR SEC Documents" shall have the meaning ascribed to such term in Section 5.6(a).

          "SEACOR Subsidiaries" shall mean the Subsidiaries of SEACOR listed on Exhibit A hereto.

          "SEC" shall mean the Securities and Exchange Commission of the United States.

          "Securities" shall mean the SEACOR Common Stock issued pursuant to this Agreement, the SEACOR Convertible Note and the shares of SEACOR Common Stock issuable upon conversion of the SEACOR Convertible Note.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Sellers" shall mean, collectively, SMIT and the SMIT
     Subsidiaries.

          "Sellers' Knowledge" shall mean the actual knowledge of the Persons listed on Exhibit C hereto.

          "Shared Sales Proceeds Amount" shall have the meaning ascribed to such term in Section 3.4(c).

          "SMIT" shall mean SMIT Internationale N.V., a corporation organized under the laws of The Netherlands.

          "SMIT EBITDA" shall have the meaning ascribed to such term in
     Section 3.7(a).

          "SMIT EBITDA Arbitrator" shall have the meaning ascribed to such term in Section 3.7(e)(iii).

          "SMIT EBITDA Benchmark" shall have the meaning ascribed to such term in Section 3.7(c).

          "SMIT Group" shall mean SMIT, the SMIT Subsidiaries and the JV Companies.

          "SMIT Material Contract" shall have the meaning ascribed to such term in Section 4.9(b).

          "SMIT Subsidiaries" shall mean the Subsidiaries of SMIT listed on Exhibit B hereto.

          "Subsidiary" shall mean, as to any Person, any other Person which, directly or indirectly, controls such person. For the purpose of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; provided, however, that ownership of 50% of the voting
                --------  -------
     securities of any Person does not, in and of itself, constitute control.

          "Taxes" means all taxes, charges, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and any interest or penalties imposed with respect to the filing, obligation to file or failure to file any Return, and shall include any transferee liability in respect of Taxes.

          "Third Party Assertion" shall have the meaning ascribed to such term in Section 7.2.

          "Total Liabilities" means, with respect to any Person at any date, the total consolidated liabilities of such Person and its Subsidiaries at such date, determined in conformity with GAAP.

          "Ultragas" shall mean Ultragas Smit Lloyd Ltda., which is a JV
     Company.

          "Ultragas Interest" shall have the meaning ascribed to such term in Section 6.3(c).

          "Vessel Assets" shall mean, collectively, (i) the Owned Vessels and (ii) the JV Vessels.

                                   ARTICLE 2.
                                   THE CLOSING

          Section 2.1.  Closing.  (a)  The closing of the transactions
                        -------
     contemplated herein (the "Closing") shall take place, contemporaneously with the execution and delivery of this Agreement, at the offices of De Brauw Blackstone Westbroek in Rotterdam at 10:00 A.M. (Local Time) on the Closing Date.

               (b) All proceedings taken and all documents executed and delivered by the parties at the Closing are deemed taken and executed simultaneously, and no proceeding is deemed taken nor any document executed or delivered until all have been taken, executed and delivered.

               (c) At the Closing, the Sellers shall deliver or cause to be delivered to the Purchasers the following:

               (i) The documents and certificates described in Sections 6.1(a) through and including 6.1(k), duly executed as provided therein; and

               (ii) To the extent not delivered pursuant to Section 2.1(c)(i), copies of any and all approvals, consents, certifications and/or waivers which are required by the Sellers in connection with entering into this Agreement and the sale to the Purchasers of the Acquired Assets.

               (d) At the Closing and pursuant to the written instructions of SEACOR and SMIT, the Escrow Agent shall pay to an account of SEACOR, the U.S. $1,000,000 (One Million Dollars) deposit made by SEACOR on behalf of the Purchasers pursuant to the Escrow Agreement dated as of October 15, 1996 by and among SEACOR, SMIT and the Escrow Agent (the "Escrow Agreement").

               (e) At the Closing, the Purchasers shall deliver or cause to be delivered to the following:

               (i) At the direction and on behalf of the Sellers having the right to receive such consideration and subject to
               Section 6.3(c), U.S. $54,426,584 by wire transfer of immediately available funds to an account of Smit
               Internationale Beheer B.V. designated in writing by SMIT to SEACOR prior to the Closing Date;

               (ii) Subject to Section 6.3(c), at the direction and on behalf of the Sellers having the right to receive such consideration, a certificate representing 712,000 shares of SEACOR Common Stock issued in the name of Smit International Overseas B.V.;

               (iii)At the direction and on behalf of the Sellers having the right to receive such consideration, the SEACOR Convertible Note issued in the name of Smit International Overseas B.V.;

               (iv) The documents and certificates described in Sections 6.2(a) through and including 6.2(c), duly executed as provided therein; and

               (v) To the extent not delivered pursuant to Section 2.1(d)(iv), copies of any and all approvals, consents, certifications and/or waivers which are required by the Purchasers in connection with entering into this Agreement and the purchase from the Sellers of the Acquired Assets.


                                   ARTICLE 3.
                     SALE OF ASSETS; PURCHASE PRICE; PAYMENT

          Section 3.1.  Sale of Assets.  Upon the terms and subject to the
                        --------------
     conditions hereinafter set forth and except as otherwise set forth in
     Section 3.2, at the Closing each of the Sellers hereby shall sell, assign, transfer, convey and deliver to the Purchaser listed opposite such Seller's name on Schedule 3.1, and each such Purchaser shall purchase, acquire and accept from such Seller, all of the right, title and interest of such Seller in, to and under the following (collectively with respect to all Sellers, the "Acquired Assets"), free and clear of all Liens (other than any Lien created by or through any of the Purchasers or any Affiliate thereof):

               (a) all of such Seller's rights, title and interest in, (i) the vessels listed opposite such Seller's name on Schedule 3.1(a),
     (ii) all spare parts belonging to the vessels and related stores, supplies, fuel and lubes (whether on board or ashore), and (iii) the extra spares listed on Schedule 3(a)-1 (collectively with respect to all such items and all Sellers, the "Owned Vessels");

               (b) all of such Seller's rights, title and interest in the entities listed opposite such Seller's name on Schedule 3.1(b) (each a "JV Company" and, collectively, the "JV Companies");

               (c) to the extent permitted to be transferred by contract or applicable law, all rights of any Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with the operation of such Seller's Owned Vessels;

               (d) to the extent permitted by applicable law to be transferred, all Permits issued by any governmental authorities held or used by any Seller in connection with the operation of such Seller's Owned Vessels, including, without limitation, those listed on
     Schedule 4.17(a) hereto; and

               (e) all of such Seller's rights, title and interests in the charters and other Contracts listed on Schedule 3.1(e) hereto (the "Assigned Contracts").

          Section 3.2.  Excluded Assets.  Notwithstanding anything to the
                        ---------------
     contrary contained in Section 3.1, the parties to this Agreement expressly understand and agree that the Sellers are not hereunder selling, assigning, transferring or conveying to the Purchasers (i) any amounts payable to Sellers under the Assigned Contracts listed on
     Schedule 3.1(e) based upon or attributable to performance under such Assigned Contracts provided by the Sellers or the operation of the Owned Vessels by the Sellers prior to the Closing Date, (ii) any refunds with respect to Taxes relating to any Pre-Closing Period, except to the extent reflected on a Closing Balance Sheet or (iii) any Contract or intangible asset to the extent that the provisions of
     Section 8.5 are applicable thereto (collectively, the "Excluded Assets"). The assets referred to in clause (iii) above shall nevertheless constitute Acquired Assets for all other purposes when such term is used in this Agreement.

          Section 3.3.  Assumed Liabilities and Retained Liabilities.
                        --------------------------------------------
               (a) On the Closing Date, each of the Purchasers shall assume and covenant to pay, perform and discharge the following obligations, liabilities and indebtedness of the Sellers and the JV Companies (collectively, the "Assumed Liabilities") listed opposite such Purchaser's name on Schedule 3.1(a):

               (i) obligations and liabilities of the Sellers for performance under the Assigned Contracts listed on Schedule 3.1(e) hereto arising or accruing from and after the Closing Date; and

               (ii) obligations and liabilities relating to the JV Companies for performance under the Assigned Contracts listed on Schedule 3.3(a) hereto arising or accruing from and after the Closing Date.

               (b) From and after the Closing, the Sellers shall retain, all Losses based upon, arising out of or resulting from any of the following (the "Retained Liabilities"):

               (i) any obligations or liabilities of the Sellers other than the Assumed Liabilities;

               (ii) any claims for any injury to person or property to the extent attributable to (A) any services rendered by the Sellers on or prior to the Closing, or (B) the operation of any Owned Vessel on or prior to the Closing regardless of whether such claims are asserted prior to, on or after the Closing Date, in each case to the extent asserted against SEACOR, any Affiliate thereof or any asset of SEACOR or any such Affiliate;

               (iii) any claims by any employee or former employee of the Sellers or their Affiliates (A) arising out of the employment or termination of employment of such employee or former employee on or prior to the Closing Date or as a result of the transactions contemplated by this Agreement or
               (B) to the effect that such employee or former employee is entitled to employment by any Purchaser or Affiliate thereof (or payment in lieu of such employment) resulting from such individual's status as such an employee or former employee, in each case to the extent asserted against SEACOR, any Affiliate thereof or any asset of SEACOR or any such Affiliate;

               (iv) any Environmental Claim arising out of or based upon anything relating to Vessel Assets or the operation of the JV Companies on or prior to the Closing to the extent asserted against SEACOR, any Affiliate thereof or any asset of SEACOR or any such Affiliate;

               (v) any Taxes of the Sellers, any Taxes attributable to the Business for any Pre-Closing Period and, except to the extent reserved for in the Closing Balance Sheet of a JV Company, any Taxes of any JV Company for any Pre-Closing Period to the extent asserted against SEACOR, any Affiliate thereof or any asset of SEACOR or any such Affiliate;

               (vi) any obligations of the Sellers to pay any costs associated with the class drydocking of any of Smit Lloyd Suez, Smit Lloyd Aswan and Smit Lloyd Luxor as provided for in the joint venture agreement, dated December 1, 1995, among Smit International Beheer (Antilles) Offshore N.V., Swire Pacific Offshore Holdings Ltd. and Messrs. Mohammed Shilbaya, Omar Shilbaya and Ibrahim Shilbaya;

               (vii) any obligations of the Sellers associated with the Dutch government investment subsidy relating to the vessels Smit Lloyd "Fame" and Smit Lloyd "Fortune"; and

               (viii) any third party claims to the extent attributable to occurrences or events which occurred on or prior to the Closing and relate to the Vessel Assets or the Sellers.

          Section 3.4.  Purchase Price.  (a) The aggregate consideration
                        --------------
     payable by the Purchasers to the Sellers for the Acquired Assets (the "Purchase Price") shall consist of the Initial Purchase Price (as hereinafter defined) and the Additional Purchase Price (as hereinafter defined).

               (b) The "Initial Purchase Price" shall consist of the following:

               (i) cash in the amount of U.S. $54,426,584 subject to post-Closing adjustment as provided in Section 3.6;

               (ii)      712,000 shares of SEACOR Common Stock;

               (iii)     the SEACOR Convertible Note; and

               (iv)      the assumption by Purchasers of the Assumed
               Liabilities.

               (c) The "Additional Purchase Price" shall mean the lesser of (i) the "Maximum Additional Purchase Price" and (ii) the sum of the amounts referred to in clauses (A) and (B) below:

                         (A)  the amount, if any, equal to the product of
                    (x) six and (y) the amount, if any, by which Average SMIT EBITDA (as defined in Section 3.7(d)) exceeds the SMIT EBITDA Benchmark (as defined in Section 3.7(c)); and

                         (B) the aggregate amount, if any, payable to Sellers pursuant to Section 3.7(g) as the result of sales of Owned Vessels on or prior to December 31, 1998 (the "Shared Sales Proceeds Amount").

          Section 3.5.  Allocation of Purchase Price.  (a) The Purchase
                        ----------------------------
     Price shall be allocated among the Acquired Assets in accordance with
     Schedule 3.5. The Sellers and the Purchasers agree to prepare and file all federal, state, local and foreign income tax returns and other filings reflecting the transactions contemplated by this Agreement on a basis consistent with such allocation.

               (b) The form and amount of the Purchase Price payable or deliverable by each Purchaser to each Seller are set forth on Schedule 3.5.

          Section 3.6.  Post-Closing Adjustment.  (a)  No later than June
                        -----------------------
     30, 1997 (or, if later, 60 days after SEACOR's receipt of audited financial statements for the JV Companies as of December 31, 1996), SEACOR shall prepare or cause to be prepared (in accordance with applicable accounting principles and standards applied consistently with past practices) and deliver to SMIT a closing date balance sheet for each of the JV Companies as of December 31, 1996 (each, a "Closing Balance Sheet"), which shall be accompanied by a computation of the Net Non-Vessel Asset Amount based thereon.

               (b) SMIT shall have a period of 60 days to review each Closing Balance Sheet and the accompanying computation of the Net Non-Vessel Asset Amount following delivery thereof by SEACOR. During such period, SEACOR shall afford SMIT (directly and through its accountants, attorneys, advisors and other representatives) access to any of its books, records and work papers necessary to enable SMIT to review each such Closing Balance Sheet and accompanying computation of the Net Non-Vessel Asset Amount. SMIT may dispute any amounts reflected in any such Net Non-Vessel Asset Amount by giving notice in writing to SEACOR specifying each of the disputed items and setting forth in reasonable detail the basis for such dispute. Failure by SMIT to dispute the amounts reflected in any such Net Non-Vessel Asset Amount within 60 days of delivery of the Closing Balance Sheet and computation of the Net Non-Vessel Asset Amount based thereon by SEACOR shall be deemed an acceptance thereof by SMIT. If, within 60 days after delivery by SMIT to SEACOR of any notice of dispute in accordance with this Section 3.6(b), SMIT and SEACOR are unable to resolve all of such disputed items, then any remaining items in dispute shall be submitted to binding arbitration in the State of New York to one person from an independent "big six" accounting firm selected in writing by SEACOR and SMIT or, if SEACOR and SMIT fail or refuse to select such a person within ten Business Days after request therefor by SEACOR or SMIT, a panel of three members from one or more "big six" accounting firms shall be selected, the first member by SMIT, the second member by SEACOR and the third independent member by the other two members (such individual arbitrator or such panel, the "Closing Balance Sheet Arbitrator"), with the chairman of such panel to be selected by the other two arbitrators. The Closing Balance Sheet Arbitrator shall determine the remaining disputed items and report to SEACOR and SMIT with respect to such items. The Closing Balance Sheet Arbitrator's decision shall be final, conclusive and binding on all parties. The fees and disbursements of the Closing Balance Sheet Arbitrator shall be borne equally by SMIT and SEACOR. The Net Non-Vessel Asset Amount for each JV Company if undisputed or deemed undisputed or as determined by the mutual agreement of SEACOR and SMIT or by the Closing Balance Sheet Arbitrator in accordance with the procedure outlined above shall be the "Final Net Non-Vessel Asset Amount" for such JV Company.

               (c) Within five Business Days after the Final Net Non-Vessel Asset Amount for any JV Company is determined as provided in
     Section 3.6(b), the Purchaser of the interest of Sellers in such JV Company shall pay to the applicable Seller an amount equal to the product of (i) such Final Net Non-Vessel Asset Amount and (ii) the percentage equity interest in such JV Company purchased by such Purchaser; provided, however, that if the Final Net Non-Vessel Asset
                --------  -------
     of any JV Company shall be a negative amount, the Seller of the interest in such JV Company shall pay to the Purchaser thereof an amount equal to the product of (A) such negative Final Net Non-Vessel Asset Amount and (B) the percentage equity interest in such JV Company sold by such Seller. The amount of any payment from any Purchaser to any Seller, or from any Seller to any Purchaser, pursuant to the immediately preceding sentence shall be accompanied by the payment of an amount equal to interest on such amount at the rate of 5-3/8% per annum from January 1, 1997 through and including the date of payment.

               (d) The Purchasers shall use commercially reasonable efforts to cause the JV Companies to collect their accounts receivable reflected on the Closing Date Balance Sheets in the ordinary course of business consistent with past practice, it being understood, however, that the Purchasers may not be able to influence such collection activities. In the event that any accounts receivable that are reflected on any Closing Date

     Balance Sheet of any JV Company do not constitute "Non-Vessel Assets" (because they remain outstanding on the date on which the Final Net Non-Vessel Asset Amount with respect thereto is determined) but are subsequently paid or sold, each Purchaser of an interest of the Sellers in such JV Company shall pay to the applicable Seller an amount equal to the product of (i) the amount of the account receivable that was so paid or the net sale proceeds thereof and (ii) the percentage equity interest in such JV Company purchased by such Purchaser.

               (e) In addition to the post-Closing adjustment set forth in the other subsections of this Section 3.6, promptly following the Closing, the Purchasers and Sellers shall conduct a joint inventory of the fuel and lubes belonging to the Owned Vessels and the Purchasers shall pay to the Sellers the prices paid by the Sellers therefor.

          Section 3.7.  Additional Purchase Price.
                        -------------------------
               (a) Subject to adjustment as provided in this Section 3.7, "SMIT EBITDA" shall mean the earnings before interest, taxes, depreciation and amortization generated by the Acquired Assets, as computed on a basis consistent with SEACOR's historical financial reporting. Consequently, it is understood and agreed that the calculation of SMIT EBITDA shall include, without limitation (i) drydocking expenses as incurred (neither accrued in advance nor capitalized), (ii) the treatment of the Purchasers' interests in the JV Companies as equity interests in earnings of 50% or less owned companies, (iii) reasonable administrative charges for personnel directly associated with the management of the Acquired Assets and
     (iv) a reasonable allocation of SEACOR's administrative overhead expenses; provided, however, that the allocation from SEACOR referred
               --------  -------
     to in clause (iv) above shall not exceed U.S. $500,000 per annum. In the event that the Malaysian Purchase is consummated, for purposes of this Section 3.7 (i) the term "Acquired Assets" shall include, from and after the date of such consummation, the equity interest of SEACOR or its Subsidiaries in the Person effecting such purchase and (ii)
     Schedule 3.5 shall be deemed revised to list the vessels subject to the Malaysian Purchase as having a value of $12,900,000.

               (b) It is the parties' intention that the Acquired Assets will be operated in the ordinary course of business of SEACOR and its Subsidiaries and will be allocated a reasonable share of (i) opportunities to generate SMIT EBITDA, (ii) drydockings and (iii) other positive and negative opportunities, in each case as compared to other similarly situated assets of SEACOR and its Subsidiaries. Nothing contained in this Section 3.7 shall limit or restrict SEACOR or any of its Subsidiaries in the management, deployment or marketing of its assets, including the Acquired Assets; it being understood, however, that SMIT may seek an adjustment to the computation of SMIT EBITDA (A) if SMIT EBITDA is not determined in accordance with the provisions of this Section 3.7 or (B) if SEACOR or its Subsidiaries manages the Acquired Assets outside the ordinary course of business and in a manner inconsistent with general past practices at SEACOR and which has a material adverse effect on the ability of the Acquired Assets to generate SMIT EBITDA; provided,
                                                             --------
      however, that no such adjustment pursuant to the preceding clause (B)
      -------
     may be sought as the result of any Adjustment Event as contemplated by
     Section 3.7(c).

               (c) For purposes hereof, the "SMIT EBITDA Benchmark" shall mean U.S. $17,056,000, subject to adjustment as follows:

                    (i) Upon the consummation of the Malaysian Purchase, the SMIT EBITDA Benchmark shall be increased by the sum of the adjustments referred to in clauses (A) and (B) below, divided by two:

                         (A) an amount equal to the product of (1) U.S. $1,828,000, multiplied by (2) a fraction, the numerator
                                ---------- --
                    of which shall be the number of days (if any) remaining in calendar 1997 after the date the Malaysian Purchase was consummated and the denominator of which shall be 365; and

                         (B)  U.S. $1,828,000 (provided, however, in the
                                               --------  -------
                    event that the Malaysian Purchase were to be consummated in 1998, the amount under clause (i) above shall be zero and the amount under this clause (ii) shall be equal to the product of $1,828,000 and a fraction, the numerator of which shall be the number of days remaining in calendar 1998 after the date the Malaysian Purchase was consummated and the denominator of which shall be 365.)

                    (ii) In the event of the sale or other disposition or
               total loss or constructive total loss of any Acquired Assets (an "Adjustment Event") on or prior to December 31, 1998, the SMIT EBITDA Benchmark shall be reduced by the sum of the adjustments referred to in clauses (A) and (B) below, divided by two:

                         (A) with respect to each Adjustment Event that occurs in calendar 1997, the sum of:

                              (1)  an amount equal to the product of (x)
                         U.S. $18,884,000, multiplied by (y) a fraction,
                                           ---------- --
                         the numerator of which shall be the value
                         allocated on Schedule 3.5 to the Acquired Assets with respect to which such event occurred and the denominator of which shall be the value allocated on Schedule 3.5 to all Acquired Assets, multiplied
                                                                 ----------
                         by (z) a fraction, the numerator of which shall be
                         --
                         the number of days remaining in calendar 1997 after the date such event occurred and the denominator of which shall be 365; and

                              (2)  an amount equal of the product of (x)
                         $18,884,000, multiplied by (y) the fraction
                                      ---------- --
                         referred to in clause (y) of Section 3.7(c)(ii)(A) above.

                         (B) with respect to each Adjustment Event that occurs in calendar 1998, an amount equal to the product of (1) U.S. $18,884,000, multiplied by (2) a fraction,
                                             ---------- --
                    the numerator of which shall be the value allocated on
                    Schedule 3.5 to the Acquired Assets with respect to which such event occurred and the denominator of which shall be the value allocated on Schedule 3.5 to all Acquired Assets, multiplied by (3) a fraction, the
                                      ---------- --
                    numerator of which shall be the number of days remaining in calendar 1998 after the date such event occurred and the denominator of which shall be 365.

               (d) For purposes hereof, "Average SMIT EBITDA" shall mean the cumulative SMIT EBITDA for calendar years 1997 and 1998 divided by two.

               (e) The Additional Purchase Price shall be payable as follows:

               (i) The Additional Purchase Price, together with interest at the Agreed Rate (as hereinafter defined) for the period commencing on January 1, 1999 and ending on the date of payment, shall be paid to the Sellers no later than 120 days after the completion of SEACOR's fiscal year ending December 31, 1998 (or, if later, within five Business Days after the final determination of the Additional Purchase Price pursuant to Section 3.7(e)(iii) hereof).

               (ii) The amount referred to in Section 3.7(e)(i) shall be payable (A) fifty percent (50%) in cash and (B) fifty percent (50%) in five year unsecured, subordinated promissory notes (in an aggregate principal amount equal to such 50%) issued by each of the Purchasers or, in the case of SEACOR, any Subsidiary thereof to which SEACOR has trans-ferred Acquired Assets purchased by it (with principal amounts in proportion to the allocations of Purchase Price on Schedule 3.5) to the applicable Seller (or such Affiliate of a Seller as such Seller may direct), substantially in the form of Exhibit D hereto (each, an "Additional Purchase Price Note"), which note shall bear interest at a rate which, based upon the creditworthiness of SEACOR and all other factors at the time of the issuance, shall cause such note to have a fair market value equal to its principal amount (the "Agreed Rate"); provided, however, that if the
                                           --------  -------
               SEACOR Convertible Note shall be in default at the time the Additional Purchase Price is payable, the entire amount referred to in Section 3.7(e)(i) shall be payable in cash and, provided further, that SEACOR shall guarantee the

                    -------- -------
               obligations of each Purchaser (other than SEACOR) or Subsidiary of SEACOR under an Additional Purchase Price Note by executing and delivering for the benefit of the holder thereof a guarantee substantially in the form of Exhibit D-1 hereto (the "SEACOR Guaranty") at the time such Additional Purchase Price Note is issued.


               (iii) No later than April 30, 1999, SEACOR shall prepare and deliver to SMIT a financial statement in reasonable detail showing SMIT EBITDA for 1997 and 1998, the Shared Sales Proceeds Amount, a calculation of the Additional Purchase Price based thereon and the proposed Agreed Rate (the "Additional Purchase Price Information"). SMIT shall have a period of 60 days to review the Additional Purchase

               Price Information following delivery thereof by SEACOR. During such period, SEACOR shall afford SMIT (directly and through its accountants, investment bankers, attorneys, advisors and other representatives) access to any of its books, records and work papers necessary to enable SMIT to review the Additional Purchase Price Information. SMIT may dispute any amounts reflected in the Additional Purchase Price Information by giving notice in writing to SEACOR specifying each of the disputed items and setting forth in reasonable detail the basis for such dispute. Failure by SMIT to dispute the amounts reflected in the Additional Purchase Price Information within 60 days of delivery thereof by SEACOR shall be deemed an acceptance thereof by SMIT. If, within 60 days after delivery by SMIT to SEACOR of any notice of dispute in accordance with this Section 3.7(e), SMIT and SEACOR are unable to resolve all of such disputed items, then any remaining items in dispute shall be submitted to binding arbitration in the State of New York to one person from an independent "big six" accounting firm selected in writing by SEACOR and SMIT or, if SEACOR and SMIT fail or refuse to select such a person within ten Business Days after request therefor by SEACOR or SMIT, a panel of three members from one or more "big six" accounting firms, the first member by SMIT, the second member by SEACOR and the independent third member by the other two members shall be selected (such individual arbitrator or such panel, the "SMIT EBITDA Arbi-trator"), with the chairman of such panel to be selected by the other two arbitrators. The SMIT Arbitrator shall be authorized to consult with or be advised by the consulting or advisory operations of the accounting firm or firms of which such individual arbitrator is a member or of which the members of such panel are members. The SMIT EBITDA Arbitrator shall determine the remaining disputed items and report to SEACOR and SMIT with respect to such items. The SMIT EBITDA Arbitrator's decision shall be final, conclusive and binding on all parties. The fees and disbursements of the SMIT EBITDA Arbitrator shall be borne equally by SMIT and SEACOR. The computation of Additional Purchase Price and the Agreed Rate if undisputed or deemed undisputed or as determined by the mutual agreement of SEACOR and SMIT or by the SMIT EBITDA Arbitrator in accordance with the procedure outlined above shall be the Additional Purchase Price and the Agreed Rate as finally determined for purposes hereof.

               (iv) Notwithstanding the provisions of Section 3.7(e)(iii), if at the time of the issuance of the Additional Purchase Price Note, SEACOR or SMIT shall in good faith believe that the Additional Purchase Price Note shall not have a fair market value equal to between 99.9% and 100.1% of the principal amount thereof, due solely to changes in circumstances after the date on which the Additional Purchase Price shall have been finally determined, the Additional Purchase Price Note shall nevertheless be issued, but such party shall be entitled to give a notice to the other party. Such notice shall state in reasonable detail the reasons for such notifying party's belief and shall state that the notifying party requests that an agreement be reached or procedures be initiated to determine an appropriate adjustment to the Agreed Rate (or a payment in lieu of such adjustment). If the two parties do not reach an agreement as to such adjustment (or payment) within 10 Business Days after the giving of such notice, such procedures shall be initiated, and they shall be comparable to the procedures set forth in Section 3.7(e)(iii), mutatis mutandis.
                  ------- --------
               (f) SMIT EBITDA shall be computed by SEACOR following the conclusion of the second calendar quarter in 1997, following the conclusion of calendar 1997 and following the conclusion of the first three calendar quarters of 1998 and promptly reported by SEACOR to SMIT in reasonable detail.

               (g) In the event of the sale of any Owned Vessel or any total loss or constructive total loss of any Owned Vessel on or prior to December 31, 1998, the Sellers shall be entitled to receive, and the Purchasers agree to pay to the Sellers, in each case in accordance with the provisions of this Section 3.7, the Applicable Percentage (as hereinafter defined) of the amount, if any (the "Gain Amount"), by which the net proceeds from the sale of such Owned Vessel (which shall be equal to the gross proceeds of sale less reasonable out-of-pocket costs and expenses relating to such sale) or the net insurance proceeds received in connection with any total loss or constructive total loss of any Owned Vessel (which shall be equal to the gross insurance proceeds less any out-of-pocket costs and expenses relating to the collection of the same), as the case may be, exceed the value allocated on Schedule 3.5 to such Owned Vessel. For purposes hereof, the "Applicable Percentage" shall mean 36% in respect of any sale of an Owned Vessel on or prior to January 31, 1997 and, in respect of any sales occurring in any subsequent month, the percentage in effect for the immediately preceding month reduced by 1.5% of the Gain Amount (such that, for example, the Applicable Percentage in respect of sales occurring during February 1997 shall be 34.5%, the Applicable Percentage for sales occurring during March 1997 shall be 33% and the Applicable Percentage for sales occurring during December 1998 shall be 1.5%).

          Section 3.8.  Investment and Registration Rights Agreement;
                        ---------------------------------------------
     Restrictive Endorsement.  (a)  The issuance of the SEACOR Common Stock
     -----------------------
     and the SEACOR Convertible Note to the Sellers pursuant to this Agreement will not be registered under the Securities Act, or any state securities laws, in reliance upon certain exemptions from registration contained therein and, therefore, will be subject to restrictions on transfer. Pursuant to the terms and conditions of the Investment and Registration Rights Agreement, in substantially the form attached hereto as Exhibit E (the "Registration Rights Agreement"), the Holders (as defined in the

     Registration Rights Agreement) shall have certain rights to require the registration of the resale by the Holders of their SEACOR Common Stock, the SEACOR Convertible Note and the shares of SEACOR Common Stock issuable upon conversion of the SEACOR Convertible Note.

               (b) The certificate representing the shares of SEACOR Common Stock and the SEACOR Convertible Note issued pursuant to this Agreement shall be stamped with legends in the respective forms specified in the Investment and Registration Rights Agreement.

                                   ARTICLE 4.
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          The Sellers represent and warrant to the Purchasers as follows:

          Section 4.1.  Organization.  (a)  Each of the Sellers is duly
                        ------------
     organized and validly existing under the laws of its jurisdiction of incorporation and is in good standing in such jurisdictions where such concept exists and has all corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties.

               (b) Each JV Company is duly organized and validly existing under the laws of its jurisdiction of incorporation and is in good standing in such jurisdictions where such concept exists and has all corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties. To the Sellers' Knowledge, each JV Company is duly qualified or licensed to do business in each jurisdiction in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary and is in good standing in such jurisdictions where such concept exists, except where the failure to be so qualified, licensed or in good standing would not have a Material Adverse Effect on such JV Company.

          Section 4.2.  JV Companies.  (a)  Schedule 3.1(b) lists each JV
                        ------------
     Company, the name of each Seller owning any equity or other interest therein and the percentage equity ownership therein of each such Seller. All of the shares of capital stock of, or other equity interests in, each JV Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on
     Schedule 4.2(a), the Seller listed opposite the name of each JV Company on Schedule 3.1(b) hereto is (and, since its initial acquisition thereof, has been) the record and beneficial owner of the interests in such JV Company to be sold by it pursuant to this Agreement, free and clear of any and all Liens or agreements of any kind whatsoever.

          Section 4.3.  Authority; Enforceable Agreement.  (a)  Each of the
                        --------------------------------
     Sellers has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Sellers and the consummation by each of the Sellers of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of the Sellers.

               (b) This Agreement has been duly executed and delivered by each of the Sellers and (assuming due execution and delivery by the other parties hereto) constitutes a valid and binding obligation of each of the Sellers, enforceable against each of the Sellers in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. The other agreements entered, or to be entered, into by any of the Sellers in connection with this Agreement have been, or will be, duly executed and delivered by any of the Sellers and (assuming due execution and delivery by the other parties thereto) constitute, or will constitute, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          Section 4.4.  No Conflicts or Consents.  (a)  Except as set forth
                        ------------------------
     on Schedule 4.4(a), neither the execution, delivery nor performance of this Agreement by the Sellers nor the consummation of the transactions contemplated hereby will (i) violate, conflict with, or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, or accelerate the performance required by, or result in the creation of any adverse claim against the Owned Vessels or any of the properties or assets of any JV Company under (A) the certificate of incorporation, by-laws or any other organizational documents of any member of the SMIT Group, or (B) any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which any Seller is a party, or by which any of the Sellers or any of their assets are bound or, to the Sellers' Knowledge, to which any JV Company is a party or by which any of its assets are bound, or

     (ii) subject to obtaining clearance under the HSR Act, violate any order, writ, injunction, decree, judgment, statute, rule or regulation of any governmental body to which any member of the SMIT Group is subject or by which any member of the SMIT Group or any of its assets are bound.

               (b) Except as set forth on Schedule 4.4(b), no consent, approval, order, permit or authorization of, or registration, declaration or filing with, any Person or of any government or any agency or political subdivision thereof is required for the execution, delivery and performance by the Sellers of this Agreement and the covenants and transactions contemplated hereby or for the execution, delivery and performance by the Sellers of any other agreements entered, or to be entered, into by any of the Sellers in connection with this Agreement, except for (i) the filing of the HSR Report by SMIT under the HSR Act and the early termination or expiration of all applicable waiting periods thereunder and (ii) notification to the Social Economic Council in The Netherlands.

          Section 4.5.  Corporate Documents.  (a) SMIT has delivered to
                        -------------------
     SEACOR true and complete copies of the certificate of incorporation and by-laws or other similar organizational documents, as amended or restated through the Closing Date of each of the JV Companies.
     Schedule 4.5(a) lists the registered seat of each member of the SMIT Group organized under the laws of The Netherlands or The Netherlands Antilles.

               (b)  SMIT has delivered to SEACOR true and correct copies of
     (i) all stockholder agreements, voting agreements, warrants, stock options or other contracts relating to the capital stock of, or other debt or equity investment in, each JV Company (and any Subsidiary of any JV Company) and (ii) all other Contracts pursuant to which any Seller (or any Affiliate of any Seller) has any rights or obligations with respect to a JV Company or any other Person in connection with such JV Company. All such Contracts (including any amendments or modifications thereto) with respect to each JV Company are listed opposite such JV Company's name on Schedule 4.5(b).

          Section 4.6.  Financial Statements; Liabilities.  SMIT has
                        ---------------------------------
     delivered to SEACOR (i) audited financial statements for each of the JV Companies set forth on Schedule 4.6 (the "JV Financial Statements") and (ii) with respect to each of the JV Financial Statements that were not prepared in accordance with GAAP, a statement indicating any material variations in accounting principles, practices and methods used in the preparation of such JV Financial Statements as compared to GAAP, together with a reconciliation (for each period that an income statement is presented) of net income to GAAP. Except as set forth on Schedule 4.6, the JV Financial Statements for each JV Company have been prepared on a basis consistent with prior periods and present fairly the financial position of such JV Company as at the dates of the balance sheet included therein and the results of operations and cash flows for the periods then ended. Except as set forth on Schedule 4.6, to the Sellers' Knowledge none of the JV Companies has, nor are any of their assets subject to, any liability, commitment, debt or obligation (of any kind whatsoever whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured), except (i) as and to the extent reflected on the latest balance sheet of such JV Company contained in the JV Financial Statements (the "JV Balance Sheets"), (ii) as may have been incurred or may have arisen since the date of such balance sheet in the ordinary course of business and that are not material individually or in the aggregate or (iii) as permitted by this Agreement.

          Section 4.7.  [RESERVED]

          Section 4.8.  Absence of Certain Changes or Events.  To the
                        ------------------------------------
     Sellers' Knowledge, except as set forth on Schedule 4.8 or as contemplated by this Agreement, since September 30, 1996 each of the JV Companies has conducted its business only in the ordinary course and has not:

               (a) amended its certificate of incorporation, by-laws or similar organizational documents;

               (b) incurred any liability or obligation of any nature (whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured), except in the ordinary course of business;

               (c) suffered or permitted any of its assets to be or remain subject to any lien other than those disclosed on Schedule 4.10 or 4.12(a) and that collateralize indebtedness reflected on the JV Balance Sheets and Liens for Taxes accrued but not yet payable and Permitted Liens;

               (d) merged or consolidated with another Person or acquired or agreed to acquire any Person or sold, leased, transferred or otherwise disposed of any assets except for fair value in the ordinary course of business;

               (e) made any capital expenditure or commitment therefor, except in the ordinary course of business, provided that any acquisitions of vessels, or acquisitions of, or improvements to, real property, shall not be considered to be in the ordinary course of business;

               (f) entered into or amended any employment, severance or similar agreement or arrangement with any director or employee, or granted any increase in the rate of wages, salaries, bonuses, employee advances or other compensation or benefits of any executive officer or other employee, other than any such agreement, arrangement or increase that is in the ordinary course of business consistent with past practice;

               (g) made any change in any method of accounting principle or practice;

               (h) suffered the termination, suspension or revocation of any license or permit necessary for the operation of its business or any of the Vessel Assets;

               (i) entered into any transaction other than on an arm's-length basis;

               (j) suffered any damage, destruction or loss (whether or not covered by insurance) which has had or could reasonably be expected to have a Material Adverse Effect on each JV Company;

               (k)  entered into any new line of business; or

               (l) agreed, whether or not in writing, to do any of the foregoing.

          Section 4.9.  Contracts.  (a)  To the Sellers' Knowledge, except
                        ---------
     as set forth on Schedule 4.5(b) or Schedule 4.9(a), no JV Company is a party to: (i) any Contract with any director or management level employee; (ii) any Contract containing an obligation to guarantee or indemnify any other Person; (iii) any joint venture, partnership or similar Contract involving a sharing of profits or expenses; (iv) any charter, management or technical service Contracts relating to the JV Vessels that are in effect on the Closing Date; (v) any Contract under which any JV Company has borrowed any money or issued any note, bond or other evidence of indebtedness for borrowed money or guaranteed indebtedness for money borrowed by others; (vi) any hedge, swap, exchange, futures or similar Contracts; or (vii) any Contract that has had or may have a Material Adverse Effect on the Business.

               (b) To the Sellers' Knowledge, Schedules 3.1(e), 4.5(b) and 4.9(b), taken together, contain a list and brief description (including the names of the parties and the date and nature of the agreement) of each material Contract to which any of the JV Companies is a party and each material Contract relating to the Acquired Assets to which any of the Sellers is a party (each a "SMIT Material Contract"); provided, however, that, except for Contracts
                          --------  -------
     listed on Schedule 3.1(e), 4.5(b) or 4.9(b), a Contract shall not be deemed to be material if the obligations thereunder are reasonably subject to quantification and such obligations do not involve remaining payments to or from any JV Company that exceed $200,000 in any period of 12 consecutive months. There is no existing breach by any Seller and, to the Sellers' Knowledge, any JV Company, of any of its SMIT Material Contracts and there has not occurred any event that with the lapse of time or the giving of notice or both would in the case of any Seller or, to Sellers' Knowledge, any JV Company, constitute such a breach. There is not pending nor, to the knowledge of SMIT, threatened, any claim that any of the Sellers or, to the Sellers' Knowledge, the JV Companies, has breached any of the terms or conditions of any of its SMIT Material Contracts and, to the Sellers' Knowledge, no other parties to such SMIT Material Contracts have breached any of their terms or conditions. SEACOR has been provided with a complete and accurate copy of each SMIT Material Contract listed on Schedule 4.9(b).

          Section 4.10.  Properties and Leases Other than Vessels.  (a)  To
                         ----------------------------------------
     the Sellers' Knowledge, except as set forth on Schedule 4.10(a), with respect to assets other than JV Vessels used by a JV Company in the conduct of its business and except for assets disposed of for adequate consideration in the ordinary course of business and which are not material to the operation of its business, each JV Company has good and valid title to all real property and all other properties and assets accounted for as belonging to such JV Company reflected in the JV Balance Sheet of such JV Company free and clear of all Liens, except for (i) Liens that secure indebtedness that is properly reflected in the JV Balance Sheet of such JV Company, (ii) Liens for Taxes accrued but not yet payable, (iii) Permitted Liens, provided that the obligations collateralized by such Permitted Liens are not delinquent or are being contested in good faith, (iv) such imperfections of title and encumbrances, if any, as do not in the aggregate materially detract from the value or materially interfere with the present use of any such properties or assets or the potential sale of any such properties and assets and (v) capital leases and leases of such properties, if any, to third parties for fair and adequate consideration.

               (b) To the Sellers' Knowledge, with respect to each lease of real property and material amount of personal property (other than vessels) to which a JV Company is a party, (i) such JV Company has a valid leasehold interest in such real property or personal property;
     (ii) such lease is in full force and effect in accordance with its terms, (iii) all rents and other monetary amounts that have become due and payable thereunder have been paid in full, (iv) no waiver, indulgence or postponement of the obligations thereunder has been granted by the other party thereto; (v) there exists no material default (or an event that, with notice or lapse of time or both would constitute a material default) under such lease, (vi) such JV Company has not violated any of the terms or conditions under any such lease,
     (vii) there has been no (A) condition or covenant to be observed or performed by any other party under any such lease that has not been fully observed and performed and (B) in the case of each prime lease concerning demised premises subleased to any member of the SMIT Group, condition or covenant to be observed or performed by each party thereto that has not been fully observed and performed and there does not exist any event of default or event, occurrence, condition or act that, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under any such prime lease and (viii) the transactions described in this Agreement will not constitute a default under or cause for termination or modification of such lease.

               (c)  To the Sellers' Knowledge, except as disclosed on
     Schedule 4.10, the rent charged to any JV Company under any lease (other than with respect to vessels) between any member of the SMIT Group and any of their Affiliates (other than another member of the SMIT Group) is at or below the market rate and any such lease contains such other terms and conditions that are no less favorable to such JV Company than would be obtainable in an arm's-length transaction with an independent third party lessor.

               (d) To the Sellers' Knowledge, Schedule 4.10(a) contains a list of all real property owned by each JV Company and a list of all leases, other than with respect to vessels, to which any of the JV Companies are parties, which list includes, to the Sellers' Knowledge, a reasonable description of the location and approximate square footage of each property, whether owned or leased, and the term of each such lease, including all renewal options.

          Section 4.11.  Condition of Assets Other than Vessels.  To the
                         --------------------------------------
     Sellers' Knowledge, all of the tangible assets of the JV Companies (other than vessels) are currently in good and usable condition, ordinary wear and tear excepted, and are being used in the business of the JV Companies. To the Sellers' Knowledge, there are no defects in such assets or other conditions that in the aggregate have or would be reasonably likely to have, a Material Adverse Effect on any JV Company. To the Sellers' Knowledge, such assets and the other properties being leased by a JV Company pursuant to the leases described on Schedule 4.10, together with the vessels listed on
     Schedule 4.12(b), constitute all of the operating assets being utilized by the JV Companies in the conduct of their business and such assets are sufficient in quantity and otherwise adequate for the operations of the JV Companies as currently conducted.

          Section 4.12.  Vessels.  (a)   With respect to the Owned Vessels,
                         -------
     a SMIT Subsidiary is the sole owner of each Owned Vessel owned by it and has good title to each such vessel free and clear of all Liens, except for (i) Liens for Taxes accrued but not yet payable and (ii) Permitted Liens, provided that the obligations collateralized by such Permitted Liens are not delinquent or are being contested in good faith and, except with respect to the matters disclosed on Schedule 4.15, in no event shall such contested obligations, individually or in the aggregate, exceed $100,000 in the aggregate. Schedule 4.12(a) contains a list of all Liens on vessels collateralizing indebtedness on the SMIT Balance Sheets and any guaranty or other credit support arrangement pursuant to which any SMIT Subsidiary has guaranteed an obligation of any other member of the SMIT Group where vessels are the collateral.

               (b) Schedule 4.12(b) hereto sets forth a list of each JV Vessel. To the Sellers' Knowledge, with respect to the JV Vessels, a JV Company is the sole owner of each JV Vessel owned by it and has good title to each such vessel free and clear of all Liens, except for
     (i) Liens that collateralize indebtedness that is properly reflected in the JV Balance Sheet of such JV Company; (ii) Liens for Taxes accrued but not yet payable; (iii) Permitted Liens, provided that the obligations collateralized by such Permitted Liens are not delinquent or are being contested in good faith and, except with respect to the matters disclosed on Schedule 4.15, in no event shall such contested obligations, individually or in the aggregate, exceed $100,000 in the aggregate. To the Sellers' Knowledge, Schedule 4.12(b) contains a list of all Liens on vessels collateralizing indebtedness on the JV Balance Sheets and any guaranty or other credit support arrangement pursuant to which any JV Company has guaranteed an obligation of any other member of the SMIT Group where vessels are the collateral.

               (c) To the Sellers' Knowledge, none of the JV Companies bareboat charters in any vessels except from another member of the SMIT Group and none of the JV Companies charters in or operates, under any agreement forms other than a bareboat charter, any vessels other than those that are owned by another member of the SMIT Group.

               (d)  [RESERVED]

               (e) With respect to each Owned Vessel and each JV Vessel and except as indicated on Schedule 4.12(e), (i) such Owned Vessel is and, to the Sellers' Knowledge, such JV Vessel is lawfully and duly documented under the flag of the nation listed on Schedule 3.1(a) or 4.12(b) for such Vessel Asset and such Owned Vessel and, to the Sellers' Knowledge, such JV Vessel otherwise qualified to operate in the trades where it is presently operating, (ii) such Owned Vessel is and, to the Sellers' Knowledge, such JV Vessel is in good operating condition and repair, consistent with its age, and has been maintained and serviced in accordance with the SMIT Group's normal practices and in the normal course of business, (iii) such Owned Vessel holds and, to the Sellers' Knowledge, such JV Vessel holds in full force and affect all certificates, licenses, permits and rights required for operation in the manner vessels of its kind are being operated in the geographical area in which such Vessel Asset is presently being operated, (iv) to the Sellers' Knowledge, no event has occurred and no condition exists that would materially or adversely affect the condition of such Vessel Asset and (v) with respect to any Owned Vessel which is classed and, to the Seller's Knowledge, any JV Vessel which is classed, such vessel is in class, free of any recommendations of which SMIT or any member of the SMIT Group has been informed.

               (f) To the Sellers' Knowledge, except for the Owned Vessels, the JV Vessels and as set forth on Schedule 4.12(f), no member of the SMIT Group owns, operates or manages any Offshore Vessel.

               (g) Since October 14, 1996, Sellers have continued to maintain their inventory of spare parts (whether on board or ashore) for the Vessel Assets following the same policy and in the same usual and customary manner as prior to such date, including any renewal or replacement of spare parts used in the repair of any vessel.

               (h) Since October 14, 1996, the Sellers have not: (i) departed from any normal drydock and maintenance practices or discontinued replacement or renewal of spares in operating its fleet with respect to the Acquired Assets; (ii) deferred any scheduled maintenance on any Vessel Assets; (iii) except as set forth in
     Schedule 4.12(h) entered into any charter for any Vessel Assets which has a term of longer than six months; (iv) authorized any of, or agreed or committed to do any of, the foregoing actions; or (v) failed to maintain, renew or assist SEACOR in obtaining all necessary Environmental Permits or other permits required for its business and vessels.

               (i) SMIT has notified SEACOR of any Vessel Asset that has been drydocked since October 14, 1996 and of any insurable or noninsurable loss since October 14, 1996, in each case to the Sellers' Knowledge with respect to any JV Vessel.

          Section 4.13.  Suppliers and Customers.  To the Sellers'
                         -----------------------
     Knowledge, except as disclosed on Schedule 4.13, (a) no supplier providing products, materials or services to a Seller with respect to any Acquired Assets or a JV Company intends to cease selling such products, materials or services to such Seller or JV Company or to limit or reduce such sales to such Seller or JV Company or materially alter the terms or conditions of any such sales and (b) no customer of a Seller with respect to any Acquired Assets or a JV Company intends to terminate, limit or reduce its or their business relations with such Seller or JV Company.

          Section 4.14.  Tax Matters.  To the Sellers' Knowledge, each of
                         -----------
     the following is true with respect to each JV Company to the extent applicable to such entity:

               (a) All Returns required to be filed by or with respect to each JV Company have been, or will be, timely filed in accordance with all applicable laws and all such Returns are true, correct and complete in all material respects. All Taxes that are due, or claimed by any taxing authority to be due from or with respect to each JV Company have been, or will be, timely paid. With respect to any period for which Returns have not yet been filed, or for which Taxes are not yet due or owing, each JV Company, as the case may be, has made due and sufficient current accruals for such Taxes as reflected on its books (including, without limitation, the JV Balance Sheets);

               (b) There are no outstanding agreements, consents, waivers or arrangements extending the statutory period of limitation applicable (A) to file any Return or (B) for assessment or collection of any Taxes due from or with respect to any JV Company for any period prior to the date hereof, and no JV

     Company has been requested to enter into any such agreement, consent, waiver or arrangement;

               (c) All material elections with respect to Taxes affecting any JV Company are set forth in Schedule 4.14(d);

               (d) All Taxes that any JV Company is required by law to withhold or collect (including Taxes required to be withheld and collected from employee wages, salaries and other compensation) have been duly withheld or collected, and have been timely paid over to the appropriate governmental authorities;

               (e) No Tax audits or other administrative proceedings are pending with regard to any Taxes for which any JV Company may be liable and no JV Company has received any notice from any taxing authority that it intends to conduct such an audit or commence such an administrative proceeding; and

               (f) No claim has been made by a taxing authority in a jurisdiction where any JV Company does not file Returns that such entity is or may be subject to taxation by that jurisdiction.

          Section 4.15.  Litigation.  Except as disclosed on Schedule 4.15,
                         ----------
     there are no actions, suits, proceedings, arbitrations or investigations pending or, to the Sellers' Knowledge, threatened before any court, any governmental agency or instrumentality or any arbitration panel, against (i) any of the Sellers in connection with or relating to the Business or (ii) to the Sellers' Knowledge, against any JV Company or against any of the directors or officers of the Sellers or the JV Companies in connection with or relating to the Business. To the Sellers' Knowledge, no facts or circumstances exist that would be likely to result in the filing of any such action that would have a Material Adverse Effect on the Business. Except as disclosed on Schedule 4.15, Seller and, to the Sellers' Knowledge, no JV Company is subject to any currently pending judgment, order or decree entered in any lawsuit or proceeding. To the Sellers' Knowledge, all matters listed on Schedule 4.15 are either adequately covered by insurance or accounted for through the establishment of reasonable reserves on the JV Balance Sheets.

          Section 4.16.  Insurance.  (a)  Schedule 4.16(a) contains a list
                         ---------
     and description, including limits of coverage and deductibles, of the insurance policies that each Seller and to the Sellers' Knowledge, each JV Company, currently maintains with respect to the Acquired Assets and the related business, vessels, properties and employees as of the date hereof. Each of such policies maintained by any Seller and, to the Sellers' Knowledge, each of such policies maintained by any JV Company is in full force and effect and a complete and correct copy of each has been delivered to SEACOR. All insurance premiums, club calls, back calls and assessments (if any) currently due with respect to such policies maintained by the Sellers and, to the Sellers' Knowledge, with respect to such policies maintained by the JV Companies, have been paid and no Seller, and, to the Sellers' Knowledge, no JV Company, is otherwise in default with respect to any such policy, nor has any Seller or, to the Sellers' Knowledge, any JV Company, failed to give any notice or, to the Sellers' Knowledge, present any claim under any such policy in a due and timely manner. There are no outstanding unpaid claims under any such policy other than any pending claims under the marine insurance policies of any Seller or, to the Sellers' Knowledge, any JV Company and the amount of such claims have,to the Sellers' Knowledge, been recorded as a receivable and all of such claims are, to the Sellers' Knowledge, fully collectible. No Seller and, to the Sellers' Knowledge, no JV Company, has received notice of cancellation or non-renewal of any such policy. Such policies maintained by the Sellers and, to the Sellers' Knowledge, such policies maintained by the JV Companies, are sufficient for compliance with all requirements of law and all agreements to which any member of the SMIT Group is a party.

               (b) All Vessel Assets are entered and, for a reasonable period prior to the Closing, have been entered into The Standard P&I Club.

          Section 4.17.  Environmental Compliance.  (a)  Except as set
                         ------------------------
     forth on Schedule 4.17(a), each Seller and, to the Sellers' Knowledge, each JV Company, is and, to the Sellers' Knowledge, has been during the three years prior to the date of this Agreement, in compliance with all Environmental Laws that apply to or affect the Business or any JV Company and each Seller and, to the Sellers' Knowledge, each JV Company possesses all necessary licenses, permits, authorizations, and other approvals and authorizations that are required under such Environmental Laws ("Environmental Permits"), and all such Environmental Permits are in full force and effect.

               (b) Except as set forth on Schedule 4.17(b), no Seller and, to the Sellers' Knowledge, no JV Company, is, nor has been during the three years prior to the date of this Agreement, subject to any pending or, to the knowledge of SMIT, threatened investigations, administrative or judicial proceedings pursuant to, or has received any notice of any violation of, or claim alleging liability under, any Environmental Laws that apply to or affect the Business or any JV Company, and, to the Sellers'

     Knowledge, no facts or circumstances exist that would be likely to result in a claim, citation or allegation against any member of the SMIT Group for a violation of, or alleging liability under, any such Environmental Laws.

               (c) The disposal by each Seller and, to the Sellers' Knowledge, each JV Company of its Hazardous Substances and wastes in relation to the Business has been in compliance with all Environmental Laws.

          Section 4.18.  Compliance With Law; Permits.  Except with respect
                         ----------------------------
     to Environmental Laws, which is the subject of Section 4.17, the following statements are true and correct:

               (a) The operations and activities in relation to the Business of each Seller and, to the Sellers' Knowledge, each JV Company, complies with all applicable laws, regulations, ordinances, rules or orders of any court of competent jurisdiction or any governmental authority except for any violation or failure to comply that could not reasonably be expected to result in a Material Adverse Effect on the Business or any JV Company.

               (b) Each Seller and, to the Sellers' Knowledge, each JV Company, possesses all governmental licenses, permits and other governmental authorizations that are (i) required under all applicable laws and regulations for the ownership, use and operation of its assets or (ii) otherwise necessary to permit the conduct of its business without interruption, and such licenses, permits and authorizations are in full force and effect and have been and are being fully complied with by it except for any failure to possess and for any violation or failure to comply that could not reasonably be expected to result in a Material Adverse Effect on the Business. No Seller and, to the Sellers' Knowledge, no JV Company has received any notice of any violation of any of the terms or conditions of any such license, permit or authorization and, to the Sellers' Knowledge, no facts or circumstances exist that could form the basis of a revocation, claim, citation or allegation against it for a violation of any such license, permit or authorization. No such license, permit or authorization or any renewal thereof of any Seller or, to the Sellers' Knowledge, any JV Company will be terminated, revoked, suspended, modified or limited in any respect as a result of the transactions contemplated by this Agreement except for any violation or failure to comply that could not reasonably be expected to result in a Material Adverse Effect on the Business.

          Section 4.19.  Interests in Clients, Suppliers, Etc.  Except as
                         ------------------------------------
     set forth on Schedule 4.19, to the Sellers' Knowledge, no officer or director of any member of the SMIT Group possesses in relation to the Business, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation or business organization that is a supplier, customer, lessor, lessee, or competitor or potential competitor of a member of the SMIT Group in relation to the Business or that has entered into any contract with any member of the SMIT Group in relation to the Business. Ownership of less than 1% of any class of securities of a company whose securities are registered under the Exchange Act or are publicly traded outside the U.S. will not be deemed to be a financial interest for purposes of this Section 4.19.

          Section 4.20.  Transactions With Related Parties.  (a)  To the
                         ---------------------------------
     Sellers' Knowledge, Schedule 4.20(a) lists all transactions relating to the Business between January 1, 1993 and the Closing Date involving, or for the benefit of, any member of the SMIT Group, on the one hand, and any director or officer of any member of the SMIT Group or Affiliate of such director or officer, on the other hand, including
     (i) any debtor or creditor relationship, (ii) any transfer or lease of real or personal property or charter or management of any Owned Vessel and (iii) any purchases or sales of products or services.

               (b) To the Sellers' Knowledge, Schedule 4.20(b) lists (i) all agreements and claims of any nature in relation to the Business that any officer or director of any member of the SMIT Group or any Affiliate (other than another member of the SMIT Group) of such officer or director has with or against any member of the SMIT Group as of the Closing Date and (ii) all agreements and claims of any nature in relation to the Business that any member of the SMIT Group has with or against any officer or director of any member of the SMIT Group or any Affiliate (other than another member of the SMIT Group) of such officer or director as of the Closing Date.

          Section 4.21.  Broker's and Finder's Fee.  No agent, broker,
                         -------------------------
     person or firm acting on behalf of any Seller is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any Affiliate of the parties hereto, in connection with any of the transactions contemplated herein.

                                   ARTICLE 5.
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          The Purchasers represent and warrant to the Sellers as follows:

          Section 5.1.  Organization.  The Purchasers are corporations duly
                        ------------
     organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have all corporate power and authority to carry on their businesses as now being conducted and to own, lease and operate their properties. Each other member of the SEACOR Affiliated Group is duly organized under the laws of the jurisdiction of its organization and has all the requisite power and authority under the laws of such jurisdiction to carry on its business as now being conducted and to own its properties. Each member of the SEACOR Affiliated Group is duly qualified to do business and is in good standing in each state and foreign jurisdiction in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on SEACOR.

          Section 5.2.  Capitalization.  The authorized capital stock of
                        --------------
     SEACOR consists exclusively of 20,000,000 shares of common stock, $.01 par value per share, of which 13,126,882 shares were issued and outstanding and 55,768 shares were held in its treasury as of December 16, 1996. As of December 16, 1996 the number of shares of SEACOR Common Stock issuable upon conversion or exercise of securities issued by SEACOR or any Subsidiary thereof or any option, warrant or other right to acquire the same, was not in excess of 3,100,000. All of such issued and outstanding shares have been validly issued, are fully paid and nonassessable and were issued free of preemptive rights, in compliance with any rights of first refusal, and in compliance with all legal requirements.

          Section 5.3.  Authority; Enforceable Agreements.  (a)  Each of
                        ---------------------------------
     the Purchasers has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Purchasers and the consummation by each of the Purchasers of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchasers.

               (b) This Agreement has been duly executed and delivered by each of the Purchasers, and (assuming due execution and delivery by the other parties hereto) constitutes a valid and binding obligation of each of the Purchasers, enforceable against each of the Purchasers in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. The other agreements and instruments entered, or to be entered, into by any of the Purchasers in connection with this Agreement have been, or will be, duly executed and delivered by such Purchasers and (assuming due execution and delivery by the other parties thereto) constitute, or will constitute, valid and binding obligations of such Purchasers, enforceable against such Purchasers in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          Section 5.4.  No Conflicts or Consents.  (a)  Neither the
                        ------------------------
     execution, delivery nor performance of this Agreement by any of the Purchasers nor the consummation of the transactions contemplated hereby (i) violate, conflict with, or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, or accelerate the performance required by, or result in the creation of any adverse claim against any of the properties or assets of any member of the SEACOR Affiliated Group under (A) the certificates of incorporation, by-laws or other organizational documents of any member of the SEACOR Affiliated Group or (B) any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which any member of the SEACOR Affiliated Group is a party, or by which any of its assets are bound, or (ii) subject to obtaining clearance under the HSR Act, violate any order, writ, injunction, decree, judgment, statute, rule or regulation of any governmental body to which any member of the SEACOR Affiliated Group is subject or by which any of its assets are bound.

               (b) No consent, approval, order, permit or authorization of, or registration, declaration or filing with, any Person or of any government or any agency or political subdivision thereof is required for the execution, delivery and performance by any of the Purchasers of this Agreement and the covenants and transactions contemplated hereby or for the execution, delivery and performance by any of the Purchasers of any other agreements entered, or to be entered, into by any of the Purchasers in connection with this Agreement, except for
     (i)
     the filing of the HSR Report by SEACOR under the HSR Act and the early termination or expiration of applicable waiting periods thereunder and
     (ii) notification to the Social Economic Council of The Netherlands.

          Section 5.5.   Indenture; Enforceability; No Conflicts or
                         ------------------------------------------
     Consents.  (a)  SEACOR had the requisite corporate power and authority
     --------
     to enter into the Indenture and to consummate the transactions contemplated thereby. The execution and delivery of the Indenture by SEACOR and the consummation by SEACOR of the transactions contemplated thereby were duly authorized by all necessary corporate action on the part of SEACOR.

               (b) The Indenture was duly executed and delivered by SEACOR, and (assuming due execution and delivery by the Trustee) constitutes a valid and binding obligation of SEACOR, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

               (c) Neither the execution, delivery nor performance of the Indenture by SEACOR nor the consummation of the transactions contemplated thereby (i) violate, conflict with, or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in a termination of, or accelerate the performance required by, or result in the termination of, or accelerate the performance required by, or result in the creation of any adverse claim against any of the properties or assets of any member of the SEACOR Affiliated Group under (A) the certificates of incorporation, by-laws or other organizational documents of any member of the SEACOR Affiliated Group or (B) any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which any member of the SEACOR Affiliated Group is subject or by which any of its assets are bound.

          Section 5.6.  Corporate Documents.  SEACOR has delivered to SMIT
                        -------------------
     true and complete copies of the certificate of incorporation and by-laws, or other similar organizational documents, as amended or restated through the Closing Date of each of the Purchasers.

          Section 5.7.  SEC Documents; Financial Statements; Liabilities.
                        ------------------------------------------------
     (a) SEACOR has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1993 (the "SEACOR SEC Documents"). As of their respective dates, the SEACOR SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEACOR SEC Documents, and none of the SEACOR SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) The SEACOR Financial Statements included in the SEACOR SEC Documents have been prepared in accordance with GAAP applied on a basis consistent with prior periods, and present fairly the financial position of SEACOR and its Subsidiaries at the dates of the balance sheets included therein and the results of operations and cash flows for the periods then ended, except, in the case of the SEACOR Interim Financial Statements, as permitted by Rule 10-01 of Regulation S-X of the SEC. The SEACOR Interim Financial Statements reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair statement of the results for the interim periods presented therein. No member of the SEACOR Affiliated Group has, nor are any of their respective assets subject to, any liability, commitment, debt or obligation (of any kind whatsoever whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured), except (i) as and to the extent reflected on the SEACOR Latest Balance Sheet, (ii) as may have been incurred or may have arisen since the date of the SEACOR Latest Balance Sheet in the ordinary course of business and that are not material individually or in the aggregate or (iii) as permitted by this Agreement.

          Section 5.8.  Absence of Certain Changes or Events.  Except as
                        ------------------------------------
     set forth on Schedule 5.8, since the date of the SEACOR Latest Balance Sheet, each member of the SEACOR Affiliated Group has conducted its business only in the ordinary course, and has not:

               (a) amended its certificate of incorporation, by-laws or similar organizational documents;

               (b) merged or consolidated with another Person (other than a subsidiary) or acquired or agreed to acquire any Person, or sold, leased, transferred or otherwise disposed of any material portion of its assets except for fair value in the ordinary course of business;

               (c) suffered any damage, destruction or loss (whether or not covered by insurance) which has had or could reasonably be expected to have a Material Adverse Effect on the SEACOR Affiliated Group; or

               (d) declared or paid any dividend or made any distribution with respect to any of its equity interests, or redeemed, purchased or otherwise acquired any of its equity interests, or issued, sold or granted any equity interests or any option, warrant or other right to purchase or acquire any such interest or effected any split or reclassification thereof other than (i) grants of stock options or restricted stock and issuances of shares of SEACOR Common Stock upon the exercise of stock options or conversion of any outstanding convertible securities, (ii) the acceptance by SEACOR of any shares in consideration of the exercise of any stock options or in satisfaction of any tax or tax withholding obligations of the holders of such options, and (iii) payments within the SEACOR Affiliated Group by entities other than SEACOR as part of its cash management program; or

               (e) agreed, whether or not in writing, to do any of the foregoing.

          Section 5.9.  Contracts.  Except as set forth on Schedule 5.9,
                        ---------
     each Contract which any member of the SEACOR Affiliated Group is a party that would be required to be filed as an exhibit to a report, schedule, form, statement or other document filed by SEACOR with the SEC (each a "SEACOR Material Contract") has been so filed and, except as set forth on Schedule 5.8, between the date of the filing of its most recent Quarterly Report on Form 10-Q and the Closing Date, SEACOR has not entered into any SEACOR Material Contract other than this Agreement. No member of the SEACOR Affiliated Group has breached, nor is there any pending or, to the knowledge of SEACOR, threatened, claim that it has breached, any of the terms or conditions of any of its Material Contracts and, to the knowledge of SEACOR, no other parties to any such Material Contract have breached any of its terms or conditions.

          Section 5.10.  Litigation.  Except as disclosed in a SEACOR SEC
                         ----------
     Document or listed on Schedule 5.10, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of SEACOR, threatened, before any court, any governmental agency or instrumentality or any arbitration panel, against or affecting any member of the SEACOR Affiliated Group or, to the knowledge of SEACOR, any of the directors or officers of the foregoing, that would have a Material Adverse Effect on SEACOR. To the knowledge of SEACOR, no facts or circumstances exist that would be likely to result in the filing of any such action. No member of the SEACOR Affiliated Group is subject to any currently pending judgment, order or decree entered in any lawsuit or proceeding.

          Section 5.11.  Legality, etc. of SEACOR Securities.  The SEACOR
                         -----------------------------------
     Common Stock to be issued pursuant to this Agreement or upon conversion of the SEACOR Convertible Note, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable, and free of pre-emptive rights, in compliance with any rights of first refusal and in compliance with all legal and NYSE requirements. The SEACOR Convertible Note to be issued pursuant to this Agreement, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued and free of pre-emptive rights, in compliance with any rights of first refusal and in compliance with all legal and NYSE requirements and all requirements of the Indenture and will be entitled to the benefits of the Indenture. The issuance of the SEACOR Common Stock and the SEACOR Convertible Note as aforesaid will not result in any downward adjustment of any conversion or exercise price, or any upward adjustment of any conversion or exercise ratio, or any similar event, with respect to any securities issued by SEACOR or any Subsidiary thereof or any option, warrant or other right to acquire the same. The Additional Purchase Price Note to be issued pursuant to this Agreement, when issued and delivered in accordance with the terms hereof, will be duly authorized and validly issued and will be entitled to the benefits of the SEACOR Guaranty, which will be duly authorized and validly issued. At all times from and after the execution and delivery thereof, there has not existed, nor has the trustee or any holder of notes under the Indenture given notice to SEACOR of, any "Default" or "Event of Default" under the Indenture and
     (ii) the conversion price has not been adjusted pursuant to Section
     13.05 of the Indenture.

          Section 5.12.  Broker's and Finder's Fee.  No agent, broker,
                         -------------------------
     Person or firm acting on behalf of SEACOR is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any Affiliate of the parties hereto, in connection with any of the transactions contemplated herein.


     ARTICLE 6.
     DELIVERIES AT CLOSING

          Section 6.1.  Deliveries by the Sellers.  At the Closing, the
                        -------------------------
     Sellers shall deliver or cause to be delivered to the Purchasers the following:

               (a) Copies of all governmental and other material third-party consents, including Environmental Permits, and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement, including, but not limited to, the transfer or obtaining of all material permits, or to permit the continued operation of the business of the SMIT Group in relation to the Business in substantially the same manner after the Closing Date as immediately prior to the Closing Date and otherwise consistent with the provisions of this Agreement.

               (b) Subject to Section 6.3, bills of sale, executed and delivered by each of the Sellers, in recordable form in the jurisdictions in which each vessel to be sold is registered or to be registered and, if requested by SEACOR, a deletion certificate for any such vessel.

               (c) The assignment and assumption agreement, executed and delivered by each of the Sellers, substantially in the form of Exhibit F hereto with respect to the Assigned Contracts (collectively, the "Assignment and Assumption Agreement").

               (d) The Registration Rights Agreement executed and delivered by Smit Internationale Overseas B.V.

               (e) The services agreement substantially in the form of Exhibits G-1 and G-2 hereto (the "Management Services Agreements") executed and delivered by SMIT and its Subsidiaries party thereto.

               (f) The salvage and maritime contracting agreement substantially in the form of Exhibit H hereto (the "Salvage and Maritime Contracting Agreement") executed and delivered by SMIT and its Subsidiaries party thereto.

               (g)  The license agreement substantially in the form of
     Exhibit I hereto (the "License Agreement") executed and delivered by SMIT.

               (h) The bareboat charter agreement or agreements relating to the vessels Smit Lloyd "Fame" and Smit Lloyd "Fortune" substantially in the form of Exhibit J hereto (the "Bareboat Charter Agreement") executed and delivered by SMIT and its Subsidiaries party thereto.

               (i) The joint venture agreement substantially in the form of Exhibit K hereto (the "Joint Venture Agreement") executed by SMIT and its Subsidiaries party thereto.

               (j) Subject to Section 6.3, all stock certificates representing all of the shares of capital stock of the JV Companies owned by the Sellers, accompanied by stock powers duly executed in blank or duly executed instruments of transfer with all necessary stock transfer and other documentary stamps attached.

               (k) The joint written instructions with SEACOR to the Escrow Agent pursuant to Section 4 of the Escrow Agreement executed and delivered by SMIT.

          Section 6.2.  Deliveries by the Purchasers.  At the Closing, the
                        ----------------------------
     Purchasers shall deliver or cause to be delivered to the Sellers the following:

               (a) Copies of all governmental and other material consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement.

               (b) Subject to Section 6.3, the Assignment and Assumption Agreement, the Registration Rights Agreement, the
     Management Services Agreements, the Salvage and Maritime Contracting Agreement, the License Agreement, the Bareboat Charter Agreement and the Joint Venture Agreement, each executed by the applicable
     Purchasers.

               (c) The joint written instructions with SMIT to the Escrow Agent pursuant to Section 4 of the Escrow Agreement executed and delivered by SMIT.

          Section 6.3.  Certain Closing Matters.
                        -----------------------
               (a) Contemporaneously with the Closing, the parties shall, and shall use their best efforts to cause a designated notary to, execute and deliver in The Netherlands notarial deeds relating to the transfer of Vessel Assets under Dutch flag.

               (b) In accordance with Section 8.8 hereof, the Sellers intend to take the actions set forth in a letter from SMIT to SEACOR dated December 19, 1996 delivered at the Closing and make specific reference to this Section 6.3(b) for the purpose of transferring title to the Sellers' interests in the JV Companies to the applicable Purchasers as contemplated hereby.

               (c) Notwithstanding anything to the contrary contained in this Agreement, (i) the closing of the sale and purchase (the "Chilean Closing") of the Sellers' interest in Ultragas (the "Ultragas Interest") shall take place on the Chilean Closing

     Date, (ii) the number of shares of SEACOR Common Stock deliverable at the Closing shall be reduced by 31,517, representing the number of such shares allocated to the Ultragas Interest on Schedule 3.5(a), and no instruments evidencing the transfer of the Ultragas Interest shall be delivered by the Sellers at the Closing, (iii) such shares shall be delivered to SMIT International Overseas B.V., at the direction and for the benefit of the applicable Seller, on the Chilean Closing Date against delivery to the applicable Purchaser of such evidence of the transfer of the Ultragas Interest to such Purchaser as shall be reasonably satisfactory to such Purchaser, (iv) all representations and warranties of the Sellers with respect to the Ultragas Interest or Ultragas contained herein shall be deemed to have been made at both the Closing Date and the Chilean Closing Date, (v) any Assumed Liabilities with respect to the Ultragas Interest shall be assumed by the applicable Purchaser as of the Chilean Closing Date, and (vi) in the event that the Chilean Closing does not occur on the Chilean Closing Date (or such other date as SMIT and SEACOR may otherwise agree upon), without limiting any Person's rights or remedies for breach of contract in connection therewith, this Agreement shall be amended to properly adjust the Additional Purchase Price payable hereunder and to otherwise reflect the exclusion of such asset from the purchase and sale transactions contemplated hereby.


                                   ARTICLE 7.
                       INDEMNIFICATION AND RELATED MATTERS

          Section 7.1.  Indemnification.  (a)  The Sellers agree to
                        ---------------
     indemnify and hold the Purchasers harmless from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (collectively, "Losses") arising out of, based upon, attributable to or resulting from:

               (i) any misrepresentation, breach of warranty or non-ful-fillment of any agreement on the part of the Sellers under the terms of this Agreement or the Bills of Sale or the Assignment and Assumption Agreements (collectively, the "Related Documents");

               (ii) the failure of the Sellers to pay or discharge any Retained Liabilities; and

               (iii) all actions, suits, proceedings, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' fees, incident to the foregoing.

               (b) The Purchasers agree to indemnify and hold the Sellers harmless from and against any and all Losses arising out of, based upon, attributable to or resulting from:

               (i) any misrepresentation, breach of warranty or non-fulfillment of any agreement on the part of the Purchasers under the terms of this Agreement or any of the Related Documents;

               (ii) any claim that arises from the Purchasers' ownership of the Owned Vessels or ownership of equity interests in, or operation of the JV Companies subsequent to the Closing Date;

               (iii) the failure of the Purchasers to pay or discharge any liabilities expressly assumed by the Purchasers pursuant to
               Section 3.3 hereof;

               (iv) the failure of any member of the SEACOR Affiliated Group that uses the name "Smit" in its corporate name or its business to pay or discharge any liabilities arising out of or based upon any business or activities thereof other than the Business and other than any transaction contemplated hereby, in each case to the extent that liability therefor shall have been improperly asserted against SMIT or an Affiliate thereof; and

               (v) all actions, suits, proceedings, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' fees, incident to the foregoing.

          Section 7.2.  Procedures for Indemnification.  Whenever a claim
                        ------------------------------
     shall arise for indemnification under Section 7.1 of this Agreement (with the exception of claims for litigation expenses in respect of a litigation as to which a notice of claim, as provided below in this
     Section 7.2, has previously been given, which expenses shall be funded on an ongoing basis), the party entitled to indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of such claim and, when known, the facts constituting the basis for such claim; provided, however, that in the event of any claim for indemnification
     --------  -------
     hereunder resulting from or in connection with any claim or legal proceedings by a third party (a "Third Party Assertion"), the Indemnified Party shall give such notice thereof to the Indemnifying Party not later than ten (10) business days prior to the time any response to the Third Party Assertion is required, if possible, and in any event within five (5) Business Days following receipt of notice thereof. In the event of any such claim for indemnification resulting from or in connection with a Third Party Assertion, the Indemnifying Party may, at its sole cost and expense, assume the defense thereof; provided, however, that the Indemnifying
                                 --------  -------
     Party shall first have agreed in writing that it does not and will not contest its responsibility for indemnifying the Indemnified Party in respect of Losses, attributable to such Third Party Assertion in accordance with the terms hereof. If an Indemnifying Party assumes the defense of any such Third Party Assertion, the Indemnifying Party shall be entitled to select counsel, which counsel shall be reasonably acceptable to the Indemnified Party, be obligated to pay the reasonable costs (including reasonable attorney's fees and expenses) incurred by the Indemnified Party in defending such Third Party Assertion between the date of the commencement of such Third Party Assertion and the date of the Indemnifying Party's assumption of such defense and take all steps necessary in the defense thereof; provided,
                                                                  --------
      however, that no settlement shall be made without the prior written
      -------
     consent of the Indemnified Party, which consent shall not be unreasonably withheld (and if the Indemnified Party shall withhold its consent to any monetary settlement proposed by the Indemnifying Party and which the other party to the action has indicated it is prepared to accept, the Indemnified Party shall in no event be deemed for purposes of this Agreement to have suffered Losses in connection with such claim or proceeding in excess of the proposed amount of such settlement); provided, further, that the Indemnified Party may, at its
                  --------  -------
     own expense, participate in any such proceeding with the counsel of its choice without any right of control thereof. So long as the Indemnifying Party is in good faith defending such Third Party Assertion, the Indemnified Party shall not compromise or settle such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not assume the defense of any such Third Party Assertion in accordance with the terms hereof, the Indemnified Party may defend against such Third Party Assertion in such manner as it may deem appropriate, including, but not limited to, settling such Third Party Assertion (after giving prior written notice of the same to the Indemnifying Party and obtaining the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld) on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party will promptly indemnify the Indemnified Party in accordance with the provisions of this Section 7.2; provided, however,
                                                         --------  -------
      that if the Indemnified Party does not obtain the prior written consent of the Indemnifying Party to any such settlement, and such written consent is not unreasonably withheld by the Indemnifying Party, the Indemnified Party shall not be entitled to indemnification hereunder from such Indemnifying Party with respect to the claim settled.

          Section 7.3.   Certain Limitations on Remedies.  (a)  Neither the
                         -------------------------------
     Sellers nor the Purchasers shall have any liability under this Article 7 unless the aggregate amount of Damages to the party (and/or its Affiliates) seeking indemnification under this Article 7 exceeds $100,000 in the aggregate (in which event such party shall have liability for the total amount of Damages, including the first $100,000).

               (b)  The aggregate liability of the Sellers under this
     Article 7 shall be limited to the value of 50% of the Purchase Price paid by the Purchasers, and the aggregate liability of the Purchasers under this Article 7 shall be limited to such value; provided,
                                                          --------
     however, to the extent that such liabilities for the Purchasers or
     -------
     Sellers exceed in the aggregate 50% of the Initial Purchase Price, such liabilities shall not be payable by the Purchasers or Sellers, as applicable, unless and until the Additional Purchase Price is paid hereunder and, provided further, to the extent that , in the case of
                    -------- -------
     the Sellers, such liabilities exceed in the aggregate the amount of cash paid to the Sellers as part of the Purchase Price hereunder, the Sellers may transfer to the Purchasers in satisfaction of such liabilities shares of SEACOR Common Stock and/or all or a portion of the SEACOR Convertible Note and/or all or a portion of the Additional Purchase Price Note, with shares of SEACOR Common Stock being valued for this purpose at $49.16 per share (as properly adjusted to reflect any stock split, subdivision, combination, reclassification, merger or similar event) plus accrued but unpaid dividends and other distributions thereon and with the SEACOR Convertible Note (or portion thereof) and the Additional Purchase Price Note (or portion thereof) being valued at its principal amount plus accrued but unpaid interest thereon.

               (c)  The aggregate liability of the Sellers under this
     Article 7 for all Losses in respect of any representations or warranties with respect to a JV Company or an Owned Vessel shall be limited to the amount of the Purchase Price allocated to such JV Company or Owned Vessel on Schedule 3.5; provided, however, that such
                                              --------  -------
     aggregate liability with respect to Supplylink (U.K.) Ltd. and Supplylink International B.V. shall be limited to $2,000,000.

               (d)  Notwithstanding the foregoing, the limitations of this
     Section 7.3 shall not limit, restrict or impair any claim

     (A) by the Sellers or the Purchasers or their respective Affiliates against the other for indemnification pursuant to this Article 7 relating to or arising out of any Third Person Assertion, (B) by the Purchasers or any of their Affiliates against the Sellers for indemnification pursuant to this Article 7 relating to or arising out of clauses (ii) and (iii) (to the extent relating to matters covered by clause (ii)) of Section 7.1(a) or (C) by the Sellers or any of their Affiliates against the Purchasers for indemnification pursuant to this Article 7 relating to or arising out of clauses (ii), (iii),
     (iv) and (v) (to the extent relating to matters covered by clause
     (ii), (iii) or (iv)) of Section 7.1(b).

               (e) Notwithstanding anything to the contrary contained in this Article 7, there shall be no right to indemnification under this
     Article 7 in respect of any Losses to the extent that an adjustment has been made therefor under Section 3.6.

               (f) Each party shall use, and shall cause its Affiliates to use, commercially reasonable efforts to mitigate any and all Losses in respect of which it or its Affiliates may be entitled to indemnification hereunder.

          Section 7.4.  Exclusivity.  The remedy of indemnification
                        -----------
     pursuant to this Article 7 shall be the sole and exclusive remedy of the Purchasers and the Sellers for Losses arising out of any breach, violation or failure to comply with the terms of this Agreement or the Related Documents or transactions effected thereby.

          Section 7.5. Survival.  All covenants and all representations and
                       --------
     warranties contained herein shall survive indefinitely the execution and delivery of this Agreement, the Closing and the completion of the transactions contemplated herein, regardless of any investigation made by the parties hereto; provided, however, that (i) the representations
                            --------  -------
     and warranties of the Sellers contained in Article 4 hereof (other than those contained in Sections 4.2, 4.3, 4.5 and 4.12) and the representations and warranties of the Purchasers contained in Article 5 hereof (other than those contained in Sections 5.1, 5.2, 5.3, 5.5,
     5.6 and 5.11) shall expire on December 31, 1998. From and after the expiration of such respective representations and warranties of the Sellers and the Purchasers in accordance with the immediately preceding sentence, none of the Sellers or the Purchasers or any of their respective Affiliates shall be under any liability whatsoever with respect to any such representation or warranty or any obligation or liability based upon such representation or warranty, except for breaches as to which a party shall have given notice (specifying with reasonable particularity facts establishing such breach) to the other parties prior to the expiration date. This Section 7.5 shall have no effect upon any other obligation of the parties hereto.

          Section 7.6.  Confidentiality.  (a)  Between the Closing Date and
                        ---------------
     the third anniversary of such date, the Purchasers and their Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Sellers furnished to the Purchasers or their Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been
     (i) previously known on a nonconfidential basis by the Purchasers,
     (ii) in the public domain through no fault of the Purchasers or
     (iii) later lawfully acquired by the Purchasers from sources other than the Sellers; provided, however, that the Purchasers may disclose
                       --------  -------
     such information to their officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement, so long as such Persons are informed by the Purchaser of the confidential nature of such information and are directed by the Purchasers to treat such information confidentially. The obligation of the Purchasers and their Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

               (b) Between the Closing Date and the third anniversary of such date, the Sellers and their Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, (i) all confidential documents and information concerning the Purchasers furnished to the Sellers or their Affiliates in connection with the transactions contemplated by this Agreement and (ii) with respect to the Business, all confidential documents and information in their possession, except to the extent that, with respect to the information referred to in clause (i) above, such information can be shown to have been (i) previously known on a nonconfidential basis by the Sellers,
     (ii) in the public domain through no fault of the Sellers or
     (iii) later lawfully acquired by the Sellers from sources other than the Purchaser;

     provided, however, that the Sellers may disclose such information to
     --------  -------
     its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement, so long as such Persons are informed by the Sellers of the confidential nature of such information and are directed by the Sellers to treat such information confidentially. The obligation of the Sellers and their Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.


                                   ARTICLE 8.
                                CERTAIN COVENANTS

          Section 8.1.  Non-Competition.  (a)  SMIT agrees that it shall
                        ---------------
     not, and shall cause its Subsidiaries not to, compete with Purchaser for the period of 36 months from and after the Closing Date. During such period, SMIT and its Subsidiaries shall not, without the prior written consent of SEACOR, market "Offshore Vessels" (as hereinafter defined), whether owned or chartered-in, for use in (i) transporting supplies, materials, waste and personnel to and from rigs engaged in offshore oil and gas exploration and production, (ii) interfield and intrafield towing of semi-submersible rigs and pipeline barges, (iii) providing standby safety services or (iv) supporting seismic or geophysical research and activity (collectively, "Offshore Vessel Services"). Further, during such period SMIT and its Subsidiaries shall not, directly or indirectly, acquire or construct any new Offshore Vessels and shall not, directly or indirectly, operate or manage Offshore Vessels for third parties, excluding any vessels which are the subject of such vessel management agreements in force as of October 14, 1996 and as listed on Schedule 8.1(a). If during such 36-month period, SMIT and its Subsidiaries were to take any action which, directly or indirectly, would put it in competition with SEACOR, or result in managing Offshore Vessels or providing technical services for Offshore Vessels for any party other than the Purchasers or those vessels under management on October 14, 1996, in addition to any other rights the Purchaser may have in law or in equity, the Purchasers shall have the right to terminate any and all management or technical services agreements with Sellers or any of their Affiliates.

               (b) As used in this Section 8.1, the term "Offshore Vessel" shall refer to platform supply vessels, offshore supply vessels, towing supply vessels, anchor handling supply vessels, crew boats, as those terms are commonly used in the offshore trades.

               (c) SEACOR agrees that it shall not, and shall cause its Subsidiaries not to, compete with the SMIT or its Subsidiaries for the period of 36 months from and after the Closing Date. During such period, SEACOR and its Subsidiaries shall not, without the prior written consent of SMIT, market Offshore Vessels, whether owned or chartered in, for use in maritime salvage activities, either on any form of "no cure-no pay" salvage agreement, or under any common law or statute, or under any form of wreck removal contract; provided,
                                                           --------
     however, in the event that SEACOR or any of its Subsidiaries acquires
     -------
     a Person or business which includes, but a majority of the fair value of which on the date of acquisition does not relate to, the operation of a maritime salvage business, the restrictions contained in this
     Section 8.1(c) shall not apply to the operation of such maritime salvage business (including any growth in such business following such acquisition) and, provided, further, the restrictions contained in
                       --------  -------
     this Section 8.1(c) shall not apply to any maritime salvage activities that may be engaged in or contracted for by SEACOR or its Subsidiaries under the terms of the Salvage and Maritime Contracting Agreement.

          Section 8.2.  Nomination of SMIT's Board Designee.  With respect
                        -----------------------------------
     to the year 1997 and any subsequent year thereafter at the beginning of which SMIT and its Affiliates collectively beneficially own the Requisite Amount (as defined below), SEACOR shall use reasonable commercial efforts (whether or not any dispute shall be pending with respect to this Agreement or any of the transactions contemplated hereby) to nominate, support the election of and cause the election of one person designated by SMIT to serve on SEACOR's Board of Directors, which designation shall be made by SMIT by written notice to SEACOR after prior consultation with SEACOR. For purposes hereof, SMIT and its Affiliates shall collectively beneficially own the Requisite Amount on any date if the number of shares of SEACOR Common Stock beneficially owned by SMIT and its Affiliates on such date plus the number of shares of SEACOR Common Stock issuable upon conversion of the SEACOR Convertible Note owned by SMIT and its Affiliates on such date equals at least 5% of all the shares of SEACOR Common Stock outstanding on such date.

          Section 8.3.  SEACOR Form 8-K Information.  The Sellers agree to
                        ---------------------------
     provide to SEACOR, not later than 30 days after the Closing Date, all financial and other information with respect to the Sellers' Business, Acquired Assets and the JV Companies for any Pre-Closing Period as shall be necessary, in the reasonable judgment of SEACOR, its accountants or its counsel, for inclusion in any Current Report on Form 8-K, or any amendment thereto, to be filed by SEACOR with the SEC in respect of the transactions contemplated hereby.

          Section 8.4. Offers of Employment.  All of the employees of the
                       --------------------
     Sellers who are listed on Schedule 8.4 were offered employment with one of the Purchasers as of the Closing Date upon terms and conditions similar to those of other employees of the Purchasers of their Affiliates in like positions in comparable geographic regions. The Purchasers reserve the right to specify the physical location of such employment.

          Section 8.5. Certain Assignments.  To the extent that (i) any of
                       -------------------
     the Contracts or other intangible assets used in the Business would terminate or be terminable at the election of another Person if assigned to a Purchaser or Purchasers as contemplated by this Agreement, as the case may be, without the consent of another Person, or (ii) the assignment of Contracts or other intangible assets pursuant to this Agreement would violate applicable law, this Agreement shall not be deemed (nor shall it be deemed to require) an assignment or an attempted assignment thereof if such consent shall not have been obtained or if compliance with applicable law shall not have been effected, as the case may be, prior to the Closing. In such event, the Sellers agree to cooperate with the Purchasers in subsequently seeking such consent or compliance and, until and unless such consent or compliance is obtained, in any reasonable arrangements designed to provide to the Purchasers after the Closing the benefits under any such Contract or intangible asset, including by consenting to the enforcement by any of the Purchasers, in the name of any of the Sellers, of any and all rights of the Sellers against each other party thereto. To the extent that the Buyer is provided the net benefits, pursuant to this Section 8.5 of any Contract or intangible asset (which shall be equal to the gross revenues derived from such Contract or intangible asset less the (i) reasonable out-of-pocket costs and other costs and expenses directly attributable to the provision of services or the performance of other obligations under such Contract or intangible right), the Purchasers shall perform for the benefit of the other party or parties thereto the obligations of the Sellers thereunder or in connection therewith. Nothing contained in this
     Section 8.6 shall limit or restrict the Purchasers from obtaining indemnification hereunder for Losses to the extent that the arrangements made or benefits obtained pursuant to this Section 8.6 do not provide the economic equivalent to the Purchasers of having obtained the requisite consents.

          Section 8.6. Certain Guarantees.  (a)  SEACOR hereby guarantees
                       ------------------
     the due and punctual performance by each of the Purchasers of all such Purchaser's obligations under this Agreement and agrees that Sellers need not pursue any remedy against any such Purchaser for breach of this Agreement prior to proceeding directly against SEACOR hereunder.

               (b) SMIT hereby guarantees that due and punctual performance by each of the Sellers of all of such Seller's obligations under this Agreement and agrees that Purchasers need not pursue any remedy against any such Seller for breach of this Agreement prior to proceeding directly against SMIT hereunder.

          Section 8.7. Limitation on Representations.  Except as set forth
                       -----------------------------
     in this Agreement, no representations, warranties or guaranties have been, are being or shall be made by any Seller as to the quality, condition, character, size, quantity, type, earnings, revenues, expenses, suitability or value of any of the Acquired Assets or any of the JV Companies or any of the subsidiaries thereof or any of the properties owned, leased or used by any of the JV Companies or any of the subsidiaries thereof and ALL REPRESENTATIONS, WARRANTIES OR GUARANTIES IMPLIED OR OTHERWISE CREATED UNDER ANY APPLICABLE LAW ARE EXPRESSLY DISCLAIMED BY THE SELLERS. Without limiting the generality of the foregoing, no representations, warranties or guaranties have been, are being or shall be made by any Seller as to any offering or descriptive materials relating to the Acquired Assets or the transactions contemplated hereby.

               Section 8.8.  Further Assurances by the Sellers.  From time
                             ---------------------------------
     to time after the Closing Date, the Sellers will, at the request and with the cooperation of the Purchasers, execute and deliver such other and further instruments of sale, assignment, transfer and conveyance and take such other and further action as the Purchasers may reasonably request as are necessary or desirable to vest, perfect or confirm of record in the Purchasers the title to any Acquired Assets as contemplated hereby.

                                   ARTICLE 9.
                            REGULATION S UNDERTAKINGS

          Section 9.1.  Compliance with United States Securities Laws.
                        ---------------------------------------------
     Each of the Sellers and, in the case of clause (iii) below, each of the Purchasers understands and acknowledges that (i) the Securities have not been and will not be registered under the Securities Act (except as set forth in the Registration Rights Agreement), or under any state securities or blue sky laws, and may not be offered, sold, transferred, pledged or otherwise disposed of, in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Rule 902(o) of Regulation S) unless such Securities are registered under the Securities Act and any applicable state securities or blue sky laws or exemptions from the registration requirements of such laws are available, (ii) the Securities are being offered and sold in a manner intended to comply with the conditions contained in Regulation S, which permits securities to be sold to persons who are not "U.S. persons" in "offshore transactions" (as defined in Rule 902(i) of Regulation S), subject to certain terms and conditions and (iii) none of the Sellers is acquiring the Securities in any transaction or series of transactions that, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

          Section 9.2.  Status of Seller.  Each of the Sellers that is
                        ----------------
     acquiring Securities is acquiring such Securities for its own account or for persons or accounts as to which it exercises investment discretion for investment purposes only and not for any trading or arbitrage purposes and not with a view to, or for sale in connection with, any distribution of the Securities at any particular time or at any particular price. Neither such Seller nor such person or account is a "U.S. person" or is acquiring the Securities for the account or benefit of any "U.S. person." Each of the Sellers has executed this Agreement outside the United States, and at the time the decision to acquire the Securities was made or communicated to the Purchasers, the Seller was outside the United States. Each of the Sellers acquiring Securities (and any person or account on whose behalf such Seller is acquiring Securities) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in restricted securities (such as the Securities) and has requested, received, reviewed and considered all information it deems relevant in making a decision to execute this Agreement and to purchase the Securities. To the extent that any certificate representing the Securities is registered in


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     the name of any nominee of any of the Sellers, such Seller confirms that such nominee is acting solely as its custodian.

          Section 9.3.  Restrictions on Resale.  For a period (the
                        ----------------------
     "Restricted Period") of forty (40) days following the Closing Date (which Restricted Period shall expire not earlier than midnight (New York time) on January 29, 1997) each of the Sellers that is acquiring Securities shall not engage in any activity for the purpose of, or which may reasonably be expected to have the effect of, conditioning the market in the United States for the Securities, or offer, sell, transfer, pledge or otherwise dispose of the Securities, in the United States or to, or for the account or benefit of a "U.S. person." Each of such Sellers understands and agrees that the Securities are only transferable on the books and records of SEACOR and its transfer agent and that SEACOR and the transfer agent will not register any transfer of the Securities which the Company in good faith believes violates the restrictions set forth herein. Any proposed offer, sale, transfer, pledge or other disposition of any of the Securities prior to the end of the Restricted Period shall be subject to the condition that each of the Sellers must deliver to the Company (i) a written certification that the Securities have not been offered or sold in the United States or to, or for the account or benefit of, any "U.S. person," by such Seller (ii) a written certification of the proposed transferee that such transferee (or any account for which such transferee is acquiring such Securities) is not a "U.S. person," is not acquiring such Securities for the account or benefit of any "U.S. person," is acquiring such Securities for such transferee's own account (or an account over which it has investment discretion) for investment purposes only and not for any trading or arbitrage purposes and not with a view to, or for sale in connection with, any distribution of the Securities at any particular time or at any particular price, and that such transferee is knowledgeable of and agrees to be bound by the provisions of Regulation S and the terms of
     Section 9.3 and 9.5 of this Agreement during the Restricted Period and
     (iii) a written opinion of United States legal counsel, in form and substance satisfactory to the Company, to the effect that such offer, sale, transfer, pledge or other disposition of such Securities is exempt from registration under the Securities Act. Each of the Sellers that is acquiring Securities will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) its rights under this Agreement or Securities otherwise than in compliance with the Securities Act, any applicable state securities or blue sky laws

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     and any applicable securities laws of jurisdictions outside the United
     States, and the rules and regulations promulgated thereunder.

          Section 9.4.  Sales by Sellers in the United States.  Each of the
                        -------------------------------------
     Sellers that is acquiring Securities acknowledges that if it sells all or any part of the Securities in the United States, such Seller (and/or certain persons who participate in any such sale) may be deemed, under certain circumstances, to be an "underwriter" as defined in Section 2(11) of the Securities Act. Prior to offering or selling all or any part of the Securities in the United States each of the Sellers that is acquiring Securities understands that it should consult with United States legal counsel in order to determine its liabilities and obligations under this Agreement, the Securities Act and any applicable state securities or blue sky laws.

          Section 9.5.  Prohibition of Certain Trading Transactions.  Each
                        -------------------------------------------
     of the Purchasers: (i) has not engaged (and has not permitted any of its Affiliates or any person acting on its behalf or on behalf of its Affiliates to engage) with respect to the Securities in any "directed selling efforts" (as defined in Regulation S) in or directed towards the United States, (ii) has complied with all "offering restrictions" (as defined in Rule 902(h) of Regulation S) in respect of the Securities, (iii) has not made any offers of any of the Securities in the United States or to, or for the account or benefit of, any "U.S. person," and (iv) has not made any offers of any of the Securities to any person other than the Sellers.


                                   ARTICLE 10.
                                  MISCELLANEOUS

          Section 10.1.  Notices.  All notices hereunder must be in writing
                         -------
     and will be deemed to have been duly given upon receipt of hand delivery; certified or registered mail; return receipt requested; or telecopy transmission with confirmation of receipt:

               (a)  If to the Purchasers:

                    c/o SEACOR Holdings, Inc.
                    1370 Avenue of the Americas
                    New York, New York 10019
                    Attention: Mr. Charles Fabrikant
                    Telecopy No.: (212) 582-8522

                    with a copy to: Mr. Randall Blank

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                    and to:

                    Weil, Gotshal & Manges LLP
                    767 Fifth Avenue
                    New York, New York 10153
                    Attention: David E. Zeltner, Esq.
                    Telecopy No.: (212) 310-8180

               (b)  If to the Sellers:

                    c/o SMIT Internationale N.V.
                    Zalmstraat 1
                    3016 DS Rotterdam
                    The Netherlands
                    Attention: Mr. Antoon W. Kienhuis
                    Telecopy No.: (31) 10-454-92-68

                    with a copy to:  Mr. Cees W.D. Bom

                    and to:

                    Sidley & Austin
                    875 Third Avenue
                    New York, New York 10022
                    Attention:  Myles C. Pollin, Esq.
                    Telecopy No.: (212) 906-2021

     Such names, addresses and telecopy numbers may be changed by written notice to each person listed above.

          Section 10.2.  Governing Law.  This Agreement shall be governed
                         -------------
     by, construed and interpreted in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. This Agreement has been executed and delivered in Rotterdam, The Netherlands.

          Section 10.3.  Counterparts.  This Agreement may be executed in
                         ------------
     counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

          Section 10.4.  Interpretation.  When a reference is made in this
                         --------------
     Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include,"

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     "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          Section 10.5.  Entire Agreement; Severability.  (a)  This
                         ------------------------------
     Agreement, including the Exhibits and Schedules hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the parties with respect to such subject matter, including the letter of intent dated October 14, 1996, as amended.

               (b) If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, it is the parties' intention that such determination will not be held to affect the validity or enforceability of any other provision of this Agreement, which provisions will otherwise remain in full force and effect.

          Section 10.6.  Amendment and Modification.  This Agreement may be
                         --------------------------
     amended or modified only by written agreement of the parties hereto.

          Section 10.7.  Extension; Waiver.  At any time prior to the
                         -----------------
     Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. Any waiver must be in writing.

          Section 10.8.  Binding Effect; Benefits.  This Agreement will
                         ------------------------
     inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and assigns (and, to the extent provided in Section 7.1, the Indemnified Parties and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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          Section 10.9.  Assignability.  This Agreement is not assignable
                         -------------
     by any party hereto without the prior written consent of the other parties.

          Section 10.10.  Expenses.  Each of the parties hereto shall pay
                          --------
     all of its own expenses relating to the transactions contemplated by this Agreement, including without limitation the fees and expenses of its own financial, legal and tax advisors, except as expressly set forth in Article 7.

          Section 10.11.  Gender and Certain Definitions.  All words used
                          ------------------------------
     herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

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          IN WITNESS WHEREOF, the parties hereto have duly executed this
     Agreement as of the date first written above.

     PURCHASERS:

          SEACOR HOLDINGS, INC.



          By:/s/John Gellert
             -----------------------------------------------
             Name:  John Gellert
             Title: Attorney-in-Fact



          SEACOR-SMIT OFFSHORE I B.V.



          By:/s/John Gellert
             ------------------------------------------
             Name:  John Gellert
             Title: Attorney-in-Fact


          SEACOR-SMIT (AQUITAINE) LTD.



          By:/s/Keith Gregory
             ------------------------------------------
             Name:  Keith Gregory
             Title: Vice President


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     SELLERS:

          SMIT INTERNATIONALE N.V.



          By:/s/Karel Kaffa
             -----------------------------------------------
             Name:  Karel Kaffa
             Title: Area Manager


          SMIT INTERNATIONAL SINGAPORE PTE. LTD.



          By:/s/Cees W.D. Bom
             -----------------------------------------------
             Name:  Cees W.D. Bom
             Title: Authorized Signatory



          SMIT INTERNATIONAL (TRINIDAD) LIMITED



          By:/s/Cees W.D. Bom
             -----------------------------------------
             Name:  Cees W.D. Bom
             Title: Authorized Signatory



          SMIT LLOYD B.V.



          By:/s/Henk Kievit
             -----------------------------------------
             Name:  Henk Kievit
             Title: General Manager Offshore Shipping



          SMIT LLOYD BEHEER ANTILLES OFFSHORE N.V.



          By:/s/Cees W.D. Bom
             -----------------------------------------
             Name:  Cees W.D. Bom
             Title: Authorized Signatory


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          SMIT INTERNATIONAL AMERICAS, INC.



          By:/s/ Cees W.D. Bom
             ---------------------------------------------
             Name:  Cees W.D. Bom
             Title: Authorized Signatory



          MAASMAIN B.V.



          By:/s/Henk Kievit
             ---------------------------------------------
             Name:  Henk Kievit
             Title: General Manager Offshore Shipping



          SMIT LLOYD (ANTILLES) N.V.



          By:/s/Cees W.D. Bom
             -----------------------------------
             Name:  Cees W.D. Bom
             Title: Authorized Signatory



          SMIT-LLOYD (U.K.) LTD.



          By:/s/Cees W.D. Bom
             -----------------------------
             Name:  Cees W.D. Bom
             Title: Authorized Signatory



          SMIT INTERNATIONAL GROUP (U.K.) LTD.



          By:/s/Cees W.D. Bom
             ----------------------------------
             Name:  Cees W.D. Bom
             Title: Authorized Signatory


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          SMIT-LLOYD ODIN B.V.



          By:/s/Henk Kievit
             ---------------------------------
             Name:  Henk Kievit
             Title: General Manager Offshore Shipping



          AUVERGNE SHIPPING COMPANY S.A.



          By:/s/Willem H. Kanis
             ----------------------------------
             Name:  Willem H. Kanis
             Title: Director



          BRETAGNE SHIPPING COMPANY S.A.



          By:/s/Willem H. Kanis
             ----------------------------------
             Name:  Willem H. Kanis
             Title: Director



          LAZIO SHIPPING COMPANY S.A.



          By:/s/ Willem H. Kanis
             ----------------------------------
             Name:  Willem H. Kanis
             Title: Director



          LOMBARDIA SHIPPING COMPANY S.A.



          By:/s/ Willem H. Kanis
             ----------------------------------
             Name:  Willem H. Kanis
             Title: Director


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          PICARDI SHIPPING COMPANY S.A.



          By:/s/Willem H. Kanis
             ----------------------------------
             Name:  Willem H. Kanis
             Title: Director



          UMBRIA SHIPPING COMPANY S.A.



          By:/s/Willem H. Kanis
             ----------------------------------
             Name:  Willem H. Kanis
             Title: Director



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